Sales Report:Supplement No. 121 dated Jan 22, 2010 to Prospectus dated Jul 13, 2009
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 13, 2009 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 13, 2009 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 440999
This series of Notes was issued and sold upon the funding of the borrower loan #40503, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jan-13-2010
				Auction end date:	Jan-20-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	32.00%	Final borrower rate/APR:	33.00% / 35.42%	Final monthly payment:	$88.22

Auction yield range:	14.06% - 34.00%	Estimated loss impact:	15.47%
Lender servicing fee:	1.00%	Estimated return:	16.53%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Jun-1992	Debt/Income ratio:	42%
Credit score:	640-659 (Jan-2010)	Current / open credit lines:	4 / 4	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	5	Length of status:	3y 3m
Amount delinquent:	$0	Revolving credit balance:	$59	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	investingfund27	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	19 ( 100% )	640-659 (Latest)
Principal borrowed:	$1,100.00	< mo. late:	0 ( 0% )	640-659 (May-2008) 640-659 (Sep-2007)
Principal balance:	$588.61	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Stock trading capital, personal use
Purpose of loan:
$795 will used for trading with FSC Capital. The rest for personal use.

My financial situation:
I am a good candidate for this loan because I make payments on time.

Monthly net income: $ 1624

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 78
??Car expenses: $397.61?
??Utilities: $ 0
??Phone, cable, internet: $ 40
??Food, entertainment: $200
??Clothing, household expenses $20
??Credit cards and other loans: $39.11
??Other expenses: $ 10
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Have you ever day traded before, and what was the out come? - exchange-cowbell5
A: Turned $2000 into $3400. Turned $3400 into $3900. (Jan-15-2010)
Q: Is FSC matching what you put in the account? If so, do they monitor what your investments will be? And, being that your car expense is 1/4 of your income whats the balance left on the car? Thanks. - Cambium
A: The $795 covers the training to become a professional trader. Monitoring of investments will be my responsibility. The balance left on my car is currently $10,762.92. (Jan-19-2010)
Q: explain your housing situation - Capit0l
A: I currently live with my mom. (Jan-19-2010)
Q: What is your current return on Prosper lending - and what advice do you have on picking loans? - JGuide
A: My current return is 21%. My advice on picking loans is to invest in something that is tangible and feasible. In other words when the borrower uses the loan for something that is not tangible or feasible this definitely bring up a red flag. If it is a loan used for business for example make sure you ask about how their business has performed recently compared to last year. Things like that will help you avoid losses. Always do your due deligence. (Jan-19-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

USNavyVet	$25.00	$25.00	1/13/2010 4:19:00 PM
JustMee	$25.00	$25.00	1/13/2010 7:42:05 PM
DasMula	$100.00	$100.00	1/19/2010 11:13:53 AM
Marfloogan	$25.00	$25.00	1/19/2010 4:29:42 PM
wise-silver-wonder	$25.00	$25.00	1/19/2010 3:26:40 PM
deepblue34	$25.00	$25.00	1/19/2010 7:26:43 PM
penny-surgeon	$25.00	$25.00	1/20/2010 7:18:35 AM
Unitas4302	$71.50	$71.50	1/20/2010 4:48:53 AM
IASKGOD	$25.00	$25.00	1/20/2010 11:34:08 AM
charliecubs	$25.00	$25.00	1/20/2010 8:56:50 AM
DaddyBill	$25.00	$25.00	1/20/2010 10:30:48 AM
fireferd	$88.05	$88.05	1/20/2010 2:42:33 PM
Heliosky77	$50.00	$50.00	1/20/2010 2:52:48 PM
icon7	$30.00	$30.00	1/20/2010 2:58:58 PM
LAKETIME	$25.00	$25.00	1/20/2010 3:06:28 PM
DenimCapital	$100.00	$100.00	1/20/2010 1:08:06 PM
PHUCKYOUAZZHOLE	$25.00	$25.00	1/20/2010 3:39:52 PM
piano55	$25.00	$25.00	1/20/2010 1:58:13 PM
asset-control2	$50.00	$50.00	1/20/2010 3:32:45 PM
Bobusa	$25.00	$25.00	1/20/2010 1:08:59 PM
Rip128	$25.00	$25.00	1/20/2010 4:01:46 PM
Lubava	$25.00	$23.92	1/20/2010 3:00:10 PM
credit-sasquatch3	$29.00	$29.00	1/20/2010 3:29:04 PM
aurorafinancial	$50.00	$50.00	1/13/2010 4:07:18 PM
stephen_c01	$25.00	$25.00	1/13/2010 4:18:31 PM
DasMula	$50.00	$50.00	1/13/2010 4:46:00 PM
Bob450	$50.00	$50.00	1/13/2010 9:44:42 PM
foothillender	$25.00	$25.00	1/14/2010 7:55:15 AM
Ronnieboy888	$25.00	$25.00	1/19/2010 7:37:10 PM
The-CAPS-fan	$45.00	$45.00	1/20/2010 9:36:45 AM
Cessna172	$52.60	$52.60	1/20/2010 9:42:14 AM
Leshan	$100.00	$100.00	1/20/2010 11:32:35 AM
chameleon125	$25.00	$25.00	1/20/2010 8:06:32 AM
UBOtto186	$36.72	$36.72	1/20/2010 10:00:15 AM
oreyedoc	$50.00	$50.00	1/20/2010 1:07:28 PM
MrLeft	$25.00	$25.00	1/20/2010 1:01:33 PM
quest0	$25.00	$25.00	1/20/2010 3:17:05 PM
PotBellyPete	$25.00	$25.00	1/20/2010 1:06:01 PM
Capit0l	$25.00	$25.00	1/20/2010 1:11:07 PM
dpries123	$25.00	$25.00	1/20/2010 1:19:35 PM
ohmarkybaby	$63.20	$63.20	1/20/2010 4:03:21 PM
wild-orange	$25.00	$25.00	1/20/2010 11:32:40 AM
OldManP	$25.00	$25.00	1/20/2010 2:41:26 PM
patriot384	$50.00	$50.00	1/20/2010 2:44:43 PM
Cliffie83	$31.78	$31.78	1/20/2010 1:01:46 PM
doubledb	$42.23	$42.23	1/20/2010 3:28:59 PM
elvisloans	$25.00	$25.00	1/20/2010 1:18:40 PM
dudebrah	$26.00	$26.00	1/20/2010 2:09:14 PM
cwegert	$25.00	$25.00	1/20/2010 2:27:44 PM
AF-Chief	$35.00	$35.00	1/20/2010 2:52:15 PM
leverage-monger	$25.00	$25.00	1/20/2010 3:17:38 PM
realtormoises	$25.00	$25.00	1/20/2010 3:35:11 PM
Rip128	$50.00	$50.00	1/20/2010 3:47:29 PM
53 bids
Borrower Payment Dependent Notes Series 441063
This series of Notes was issued and sold upon the funding of the borrower loan #40481, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	5.0%	Auction start date:	Jan-05-2010
				Auction end date:	Jan-12-2010

Starting lender yield:	13.05%	Starting borrower rate/APR:	14.05% / 16.21%	Starting monthly payment:	$68.40
Final lender yield:	13.05%	Final borrower rate/APR:	14.05% / 16.21%	Final monthly payment:	$68.40

Auction yield range:	6.20% - 13.05%	Estimated loss impact:	5.22%
Lender servicing fee:	1.00%	Estimated return:	7.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	May-1998	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Jan-2010)	Current / open credit lines:	12 / 10	Employment status:	Self-employed
Now delinquent:	0	Total credit lines:	33	Length of status:	13y 10m
Amount delinquent:	$0	Revolving credit balance:	$17,137	Occupation:	Landscaping
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	50%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	glimmering-listing2	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to?pay off my higher interest credit cards. Most of my cards are between 18 and 21% and I would rather pay them off with a lower interest loan than do a credit reduction program. I take pride in and value my good credit score.? ? ?

My financial situation:
I am a good candidate for this loan because?I never pay anything late and usually pay early. By being self employed for the last 12 years I have never been out of work.
My credit scores are good and my reputation in my personal and business life are great. I draw a regular salary or $47,000 per year as well as shareholder dividends.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

beakerfish	$100.00	$77.61	1/9/2010 9:23:43 AM
squarebob	$25.00	$25.00	1/9/2010 4:10:43 PM
grammaspurse	$25.00	$25.00	1/9/2010 4:58:06 PM
respectful-integrity3	$30.00	$30.00	1/10/2010 2:05:48 PM
unfixer	$25.00	$25.00	1/11/2010 5:06:23 PM
myduck	$75.00	$75.00	1/11/2010 5:56:08 PM
JerryB96	$25.00	$25.00	1/11/2010 5:59:12 PM
balance-force	$25.00	$25.00	1/11/2010 8:40:19 PM
wonderous-power	$25.00	$25.00	1/12/2010 1:27:47 AM
return-daydream	$25.00	$25.00	1/12/2010 4:50:38 AM
Leshan	$25.00	$25.00	1/12/2010 8:06:41 AM
Tingali	$25.00	$25.00	1/12/2010 9:22:25 AM
MapleLaker	$27.39	$27.39	1/12/2010 11:54:57 AM
rhettjn	$25.00	$25.00	1/12/2010 12:41:45 PM
dudebrah	$25.00	$25.00	1/12/2010 11:47:55 AM
jybank	$25.00	$25.00	1/12/2010 3:45:11 PM
Memphis-King	$35.00	$35.00	1/12/2010 3:47:33 PM
drkosh	$25.00	$25.00	1/9/2010 9:20:59 AM
admirable-credit	$25.00	$25.00	1/11/2010 9:53:26 AM
trumpeter5	$100.00	$100.00	1/11/2010 1:16:58 PM
circustab	$50.00	$50.00	1/11/2010 2:44:31 PM
tornandfrayed	$25.00	$25.00	1/11/2010 5:30:37 PM
kind-bid-maverick	$50.00	$50.00	1/11/2010 5:54:59 PM
dakota75	$55.00	$55.00	1/12/2010 5:20:46 AM
jakespirit	$25.00	$25.00	1/12/2010 1:47:59 AM
dorypro	$25.00	$25.00	1/12/2010 6:30:32 AM
Astyanax	$25.00	$25.00	1/12/2010 8:18:48 AM
friendinmoney	$25.00	$25.00	1/12/2010 9:45:07 AM
safe-bid5	$25.00	$25.00	1/12/2010 10:29:40 AM
ColoradoLender82	$25.00	$25.00	1/12/2010 9:19:03 AM
investment-cluster	$25.00	$25.00	1/12/2010 9:23:47 AM
skillful-asset5	$200.00	$200.00	1/12/2010 9:36:20 AM
I_want_to_help_you	$25.00	$25.00	1/12/2010 11:12:59 AM
skaught	$25.00	$25.00	1/12/2010 9:47:08 AM
piter-to-la-investment	$25.00	$25.00	1/12/2010 12:11:36 PM
principal-star	$25.00	$25.00	1/12/2010 10:21:07 AM
wild-orange	$25.00	$25.00	1/12/2010 11:30:05 AM
serene-capital	$25.00	$25.00	1/12/2010 2:17:59 PM
G-Love	$200.00	$200.00	1/12/2010 2:21:15 PM
Bob450	$50.00	$50.00	1/12/2010 12:34:02 PM
amlu1988	$25.00	$25.00	1/12/2010 12:25:37 PM
rmpedi33	$150.00	$150.00	1/12/2010 1:36:30 PM
nickel-master	$25.00	$25.00	1/12/2010 4:03:45 PM
organic-platinum	$25.00	$25.00	1/12/2010 3:07:50 PM
coolgenner	$25.00	$25.00	1/12/2010 3:23:15 PM
willinvest	$25.00	$25.00	1/12/2010 3:28:23 PM
givetolive	$25.00	$25.00	1/12/2010 4:02:23 PM
bankojerry	$25.00	$25.00	1/12/2010 3:50:39 PM
Approved	$25.00	$25.00	1/12/2010 4:20:44 PM
49 bids
Borrower Payment Dependent Notes Series 441137
This series of Notes was issued and sold upon the funding of the borrower loan #40512, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$135.71
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$135.71

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Feb-1992	Debt/Income ratio:	8%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	2 / 2	Employment status:	Full-time employee
Now delinquent:	3	Total credit lines:	26	Length of status:	20y 6m
Amount delinquent:	$1,431	Revolving credit balance:	$698	Occupation:	Tradesman - Carpent...
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	46%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	john0	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	16 ( 100% )	720-739 (Latest)
Principal borrowed:	$2,700.00	< mo. late:	0 ( 0% )	720-739 (Aug-2008)
Principal balance:	$1,608.93	1+ mo. late:	0 ( 0% )
Total payments billed:	16
Description
Only 1 car with 3 kids..help!
Purpose of loan:
This loan will be used to go from a one vehicle family to a two vehicle family.

My financial situation:
I am a good candidate for this loan because I have worked for the same company for the past 20 years. I am currently making almost 50k per year.? I will be able to repay this loan on time and allow my family to have a reliable car that is safe! My wife is a school teacher and make s a great salary...because of a late payments when she had melanoma, we are having a problem obtaining a loan. The car we have now has 130K miles on it..it is only worth 3k and it will cost us 1k to repair!!? The reason it shows a delinquency is because we got involved in a debt management program and have a monthly payment that we make for all other debts.? The credit report shows them as not being paid, but they are being paid through the program.? Please help us to get a preowned car!!!
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Hi, Just want to say,,,, Good Job on your on time payment history with your other Prosper loan! - DasMula
A: Thanks so much...we would do the same for this listing...automatic withdrawl...I appreciate your comment!!!! Jen (Jan-07-2010)
Q: stats look OK, and nice Prosper payment history. how about a monthly net income firgure, and total expense figure, so we can see what's available for new payments. see my page. thank you - Tono
A: Hi, Prosper is the only debt we have other than house, taxes, ins and utilities. My wife is making 62K. Total monthly expenses: 5300. Income: 7200.00 Thanks (Jan-13-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

unk1911	$25.00	$25.00	1/6/2010 4:02:06 PM
superb-kindness2	$25.00	$25.00	1/7/2010 7:42:37 AM
lender12345	$100.00	$100.00	1/7/2010 8:10:38 PM
adaptable-capital	$250.00	$55.84	1/8/2010 11:30:38 AM
gold-cluster	$100.00	$100.00	1/10/2010 10:31:21 AM
credit-coach118	$25.00	$25.00	1/10/2010 2:08:08 PM
respectful-integrity3	$30.00	$30.00	1/10/2010 1:55:26 PM
Iceman1347	$25.00	$25.00	1/10/2010 10:12:05 PM
Peterman	$25.00	$25.00	1/12/2010 7:55:33 PM
prudent-gain7	$25.00	$25.00	1/13/2010 8:34:11 AM
Your_Bank	$25.00	$25.00	1/13/2010 12:14:05 PM
EarlGrey	$40.00	$40.00	1/13/2010 2:59:27 PM
Sparchange	$25.00	$25.00	1/13/2010 1:40:34 PM
jes5199	$38.84	$38.84	1/13/2010 1:49:42 PM
PeePaw	$25.00	$25.00	1/13/2010 3:06:46 PM
wild-orange	$25.00	$25.00	1/13/2010 2:54:10 PM
twjh	$25.00	$25.00	1/13/2010 2:56:21 PM
klinebarger	$25.00	$25.00	1/13/2010 2:58:56 PM
exchange-cowbell5	$150.00	$150.00	1/13/2010 3:04:33 PM
DasMula	$250.00	$250.00	1/6/2010 10:03:38 PM
jvg10	$50.00	$50.00	1/8/2010 9:23:44 AM
currency-bumblebee	$25.00	$25.00	1/9/2010 10:10:15 AM
OldManP	$25.00	$25.00	1/10/2010 7:02:43 PM
supreme-hope	$25.00	$25.00	1/12/2010 8:03:31 AM
RecoveryLender	$25.00	$25.00	1/12/2010 6:39:10 PM
martymaniaman	$56.70	$56.70	1/13/2010 6:06:02 AM
seadogs	$25.00	$25.00	1/13/2010 6:31:32 AM
sparkybrneyes	$34.32	$34.32	1/13/2010 9:47:17 AM
DenimCapital	$500.00	$500.00	1/13/2010 8:19:59 AM
Astyanax	$25.00	$25.00	1/13/2010 11:05:24 AM
Tono	$40.00	$40.00	1/13/2010 11:38:44 AM
DenimCapital	$250.00	$250.00	1/13/2010 12:18:39 PM
Peterman	$100.00	$100.00	1/13/2010 2:42:12 PM
jerrymaguire	$49.30	$49.30	1/13/2010 1:39:03 PM
ultimate-peace	$300.00	$300.00	1/13/2010 3:22:14 PM
cunning-bill	$25.00	$25.00	1/13/2010 3:25:20 PM
Bill88	$80.00	$80.00	1/13/2010 3:31:24 PM
Skeptical-one	$300.00	$300.00	1/13/2010 2:55:19 PM
38 bids
Borrower Payment Dependent Notes Series 441161
This series of Notes was issued and sold upon the funding of the borrower loan #40479, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	19.0%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	21.01%
Lender servicing fee:	1.00%	Estimated return:	12.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	4	First credit line:	Jan-1996	Debt/Income ratio:	33%
Credit score:	600-619 (Dec-2009)	Current / open credit lines:	6 / 5	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	13	Length of status:	11y 5m
Amount delinquent:	$616	Revolving credit balance:	$18,886	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	broomstick	Borrower's state:	Tennessee	Borrower's group:	Debt Consolidators
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	17 ( 100% )	600-619 (Latest)
Principal borrowed:	$7,500.00	< mo. late:	0 ( 0% )	620-639 (Jul-2008) 580-599 (Nov-2007) 620-639 (Mar-2007) 620-639 (Feb-2007)
Principal balance:	$4,902.60	1+ mo. late:	0 ( 0% )
Total payments billed:	17
Description
Helping daughter pay for wedding
Purpose of loan:
This loan will be used to help my daughter pay for her wedding.?

My financial situation:
I am a good candidate for this loan becausee I have paid my other loan on time.? I know that 2 delinquincies are now on my credit report.? They are from a credit card I had set up on an automatic payment for a year.? The year ran out and I completely let it slip to set up the next years worth of payments.? I will set this loan up just as I have the other loan for its entire length and I will not be late one time.

Monthly net income: $ 2800

Monthly expenses: $
??Housing: $ 400
??Insurance: $ 80
??Car expenses: $ repairs only no car payment
??Utilities: $ 130
??Phone, cable, internet: $ 110
??Food, entertainment: $ 400
??Clothing, household expenses $
??Credit cards and other loans: $ 400
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: I want to help you, but want to get clarity on the 2 delinquencies. You just let it slip because you forgot to set up the next year's payment.? Did you not receive letters or calls from the creditor to remind you before they reported you delinquent? - CA_Lender
A: The company called after I had missed the second payment, that is what reminded me. I had not noticed that they had not been deducted from my account because my husband has a card from the same company so the name was listed on our bank statement. I accept cpmplete responsibility for the problem. I was not checking as carefully as I should have been and that has taught me a lesson so now I have a check list by which I check off each of my scheduled payments. (Jan-08-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

unk1911	$25.00	$25.00	1/6/2010 4:05:06 PM
chameleon125	$50.00	$50.00	1/7/2010 7:36:28 AM
Bob450	$25.00	$25.00	1/6/2010 9:27:51 PM
DasMula	$100.00	$100.00	1/6/2010 9:58:33 PM
periko	$50.00	$50.00	1/7/2010 11:46:20 PM
Capit0l	$25.00	$25.00	1/8/2010 7:34:23 AM
OldManP	$25.00	$25.00	1/8/2010 12:21:09 PM
piter-to-la-investment	$25.00	$25.00	1/11/2010 12:31:54 PM
supreme-hope	$25.00	$25.00	1/12/2010 8:05:20 AM
victor111	$25.00	$25.00	1/12/2010 1:20:59 PM
martymaniaman	$25.00	$25.00	1/13/2010 6:06:58 AM
DenimCapital	$250.00	$250.00	1/13/2010 8:21:01 AM
cunning-bill	$50.00	$50.00	1/13/2010 9:59:32 AM
realtormoises	$25.00	$25.00	1/13/2010 8:36:00 AM
dudebrah	$50.00	$50.00	1/13/2010 11:09:29 AM
cunning-bill	$50.00	$50.00	1/13/2010 10:00:28 AM
dudebrah	$50.00	$50.00	1/13/2010 11:05:26 AM
five-star-note	$200.00	$200.00	1/13/2010 12:06:40 PM
innovator2	$69.78	$69.78	1/13/2010 12:18:57 PM
head	$25.00	$25.00	1/13/2010 12:45:01 PM
rustysailor	$25.00	$25.00	1/7/2010 12:34:07 PM
suomynona	$25.00	$25.00	1/8/2010 11:25:16 AM
CA_Lender	$25.00	$25.00	1/8/2010 1:54:25 PM
red-favorable-basis	$25.00	$25.00	1/11/2010 1:10:50 PM
fightgravity	$25.00	$25.00	1/12/2010 5:27:28 PM
deepblue34	$30.00	$30.00	1/12/2010 6:11:21 PM
Peterman	$27.22	$27.22	1/12/2010 7:58:23 PM
cunning-bill	$50.00	$50.00	1/12/2010 7:15:39 PM
librealfin	$64.60	$64.60	1/13/2010 6:11:40 AM
buffalobills	$25.00	$25.00	1/13/2010 7:36:27 AM
DenimCapital	$200.00	$200.00	1/13/2010 8:21:13 AM
Ronnieboy888	$25.00	$25.00	1/13/2010 8:33:42 AM
Astyanax	$25.00	$25.00	1/13/2010 11:09:04 AM
cunning-bill	$50.00	$50.00	1/13/2010 10:00:05 AM
Tono	$40.00	$40.00	1/13/2010 11:56:28 AM
finance-prescription	$83.29	$83.29	1/13/2010 12:34:42 PM
RecoveryLender	$25.00	$10.11	1/13/2010 12:41:22 PM
balanced-balance6	$50.00	$50.00	1/13/2010 11:17:46 AM
Your_Bank	$25.00	$25.00	1/13/2010 12:20:52 PM
39 bids
Borrower Payment Dependent Notes Series 441267
This series of Notes was issued and sold upon the funding of the borrower loan #40490, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$45.24
Final lender yield:	24.00%	Final borrower rate/APR:	25.00% / 28.90%	Final monthly payment:	$39.76

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.78%
Lender servicing fee:	1.00%	Estimated return:	8.22%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Feb-1989	Debt/Income ratio:	Not calculated
Credit score:	620-639 (Dec-2009)	Current / open credit lines:	5 / 4	Employment status:	Retired
Now delinquent:	6	Total credit lines:	63	Length of status:	3y 4m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%
Delinquencies in last 7y:	23	Homeownership:	No
Inquiries last 6m:	1
Screen name:	Directorman2006	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	19 ( 100% )	620-639 (Latest)
Principal borrowed:	$3,100.00	< mo. late:	0 ( 0% )	580-599 (Oct-2008) 620-639 (Sep-2008) 600-619 (Feb-2008) 620-639 (Aug-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	19
Description
Car Repairs
Dear Lenders:????

I would like to borrow money to apply to some car repairs that I need.? I need some transmission work, but I don't have the money at this time to have the work done.?? I have been rebuilding mine over the past couple of years and hope that you good people will lend me this money.? I am an excellent candidte for this loan, as I have had two loans with Prosper and both were paid off ahead of time.? I have always paid on time through an automatic withdrawal from my bank account.? This loan will be paid on time and will always be current.???

You may ask me any questions and I will try to answer them to the best of my ability.? Oh, and one last thing.?

My current financial situation is as follows:

Income per Month:?

Retirement:????????????????????????? ???$ 1,758

Expenses per Month:????

Rent:??????????????????????????????????????????200
Insurance:???????????????????????????????????350?
Utilities and Phone:????????????????????? 200??
Car Payment????????????????????????????????251

Thanks for looking and I hope you will help me out.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

marwadi-62	$25.00	$25.00	1/8/2010 1:55:54 PM
myutmost	$34.13	$34.13	1/12/2010 2:50:43 PM
spc91x	$25.00	$25.00	1/12/2010 7:05:50 PM
shrewd-income	$25.00	$25.00	1/13/2010 12:54:39 PM
exchange-cowbell5	$200.00	$200.00	1/13/2010 3:28:17 PM
kinetic-social	$25.00	$25.00	1/13/2010 3:31:39 PM
orange-happy-dinero	$100.00	$100.00	1/13/2010 3:33:17 PM
ultimate-peace	$300.00	$143.27	1/13/2010 3:34:11 PM
realtormoises	$25.00	$25.00	1/11/2010 9:38:40 AM
Kash2010lu	$25.00	$25.00	1/11/2010 8:24:39 PM
_SCI_	$25.00	$25.00	1/12/2010 6:10:44 AM
GS-ROCK	$36.16	$36.16	1/12/2010 7:18:55 AM
DANTHEMAN2	$25.00	$25.00	1/12/2010 7:14:50 PM
five-star-note	$100.00	$100.00	1/12/2010 11:18:35 PM
boodo	$61.44	$61.44	1/13/2010 10:24:56 AM
wild-orange	$25.00	$25.00	1/13/2010 2:46:33 PM
DasMula	$50.00	$50.00	1/13/2010 3:27:38 PM
DasMula	$50.00	$50.00	1/13/2010 3:28:21 PM
18 bids
Borrower Payment Dependent Notes Series 441283
This series of Notes was issued and sold upon the funding of the borrower loan #40502, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	26.40%	Starting borrower rate/APR:	27.40% / 30.01%	Starting monthly payment:	$61.56
Final lender yield:	21.00%	Final borrower rate/APR:	22.00% / 24.52%	Final monthly payment:	$57.29

Auction yield range:	11.20% - 26.40%	Estimated loss impact:	10.51%
Lender servicing fee:	1.00%	Estimated return:	10.49%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Mar-1985	Debt/Income ratio:	22%
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	9 / 7	Employment status:	Retired
Now delinquent:	0	Total credit lines:	38	Length of status:	0y 3m
Amount delinquent:	$0	Revolving credit balance:	$1,252	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%
Delinquencies in last 7y:	25	Homeownership:	No
Inquiries last 6m:	0
Screen name:	catlady	Borrower's state:	NewYork	Borrower's group:	1st and BEST for Loans
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	24 ( 100% )	680-699 (Latest)
Principal borrowed:	$4,000.00	< mo. late:	0 ( 0% )	620-639 (Jan-2008) 600-619 (Dec-2007) 640-659 (Nov-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	24
Description
to pay of estimated ny state tax
Purpose of loan:
This loan will be used to?to pay off remaining balance of estimated?income tax?

My financial situation:
I am a good candidate for this loan because i pay my bills on time.? I had a little trouble about four years ago but have paid my bills on time for the last?three years. I had a prosper loan?previously?paid on time and paid off loan early?.? I own a home with my husband who makes the monthly payments for mortgage, home insurance,and auto insurance.?

Monthly net income: $ 2292.00

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $ 247.00????
??Phone, cable, internet: $129.00
??Food, entertainment: $900.00
??Clothing, household expenses $
??Credit cards and other loans: $ 534.00
??Other expenses: $ 200.00 Medical coverage through my previous employer
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

vine99	$60.00	$60.00	1/6/2010 9:48:11 PM
CoolPlexer	$25.00	$25.00	1/8/2010 9:32:49 AM
scroooge	$25.00	$25.00	1/8/2010 9:39:49 AM
twjh	$25.00	$25.00	1/11/2010 1:07:37 PM
hellasow	$25.00	$25.00	1/12/2010 12:29:59 AM
shrewd-income	$25.00	$25.00	1/13/2010 12:56:37 PM
ScottFinance	$25.00	$25.00	1/13/2010 2:02:34 PM
ultimate-peace	$300.00	$77.82	1/13/2010 3:01:49 PM
five-star-note	$100.00	$100.00	1/13/2010 3:05:59 PM
dorypro	$25.00	$25.00	1/13/2010 1:35:08 PM
unger	$50.00	$50.00	1/13/2010 3:32:14 PM
ghinga	$50.00	$50.00	1/13/2010 3:13:49 PM
exchange-cowbell5	$150.00	$150.00	1/13/2010 3:25:05 PM
RecoveryLender	$40.00	$40.00	1/13/2010 3:26:07 PM
nickel-master	$25.00	$25.00	1/13/2010 3:29:01 PM
SolarMoonshine	$25.00	$25.00	1/6/2010 5:19:58 PM
Aberdeen	$300.00	$300.00	1/6/2010 4:12:19 PM
Onlyhappycustomers	$25.00	$25.00	1/11/2010 5:31:04 PM
Flying_Tilapia	$25.00	$25.00	1/12/2010 9:07:21 AM
Moe87	$25.00	$25.00	1/12/2010 6:58:00 PM
Kash2010lu	$25.00	$25.00	1/12/2010 7:45:07 PM
dime-beeper	$25.00	$25.00	1/12/2010 8:17:16 PM
martymaniaman	$50.00	$50.00	1/13/2010 6:10:11 AM
phase421	$25.00	$25.00	1/13/2010 9:18:09 AM
loan-fate	$50.00	$50.00	1/13/2010 10:58:38 AM
farblest	$57.18	$57.18	1/13/2010 9:53:23 AM
quest0	$25.00	$25.00	1/13/2010 2:36:46 PM
wild-orange	$25.00	$25.00	1/13/2010 2:47:27 PM
jybank	$25.00	$25.00	1/13/2010 3:26:14 PM
Bill88	$40.00	$40.00	1/13/2010 3:29:42 PM
DasMula	$25.00	$25.00	1/13/2010 3:30:57 PM
31 bids
Borrower Payment Dependent Notes Series 441363
This series of Notes was issued and sold upon the funding of the borrower loan #40514, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jan-07-2010
				Auction end date:	Jan-14-2010

Starting lender yield:	7.40%	Starting borrower rate/APR:	8.40% / 11.93%	Starting monthly payment:	$31.52
Final lender yield:	7.00%	Final borrower rate/APR:	8.00% / 11.52%	Final monthly payment:	$31.34

Auction yield range:	4.20% - 7.40%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	4.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	10	First credit line:	Sep-2000	Debt/Income ratio:	24%
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	13 / 12	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	5y 5m
Amount delinquent:	$0	Revolving credit balance:	$28,863	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	70%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	systematic-affluence	Borrower's state:	Colorado	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Car maintenance
Purpose of loan:
This loan will be used to replace my car's front struts and for the 60,000 mile tune up.

My financial situation:
I am a good candidate for this loan because I will be able to quickly repay it. I have taught for 6 years in the same public school system, and have been working weekends at a restaurant for about 6 months; both jobs are stable. I own half of a condo and will soon pay off my car loan. My savings had recently been depleted and then I was told about the work my car needed. My daily commute is an hour each way so I make it a priority to keep my car in good working order. I will use the money I normally put in savings to repay this loan, but would like to get my car taken care of immediately.

Monthly net income: $ 3,100

Monthly expenses: $
??Housing: $ 700
??Insurance: $ 90
??Car expenses: $ 500
??Utilities: $ 150
??Phone, cable, internet: $ 0
??Food, entertainment: $ 300
??Clothing, household expenses $ 300
??Credit cards and other loans: $ 530
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: hi, how long before the car loan is paid off and how much will that free up? - shrewd-income
A: It will be paid off in October of 2011 and will free up $280 a month. (Jan-12-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

dontscrewmeover1	$25.00	$25.00	1/8/2010 6:01:56 PM
the-profit-oracle	$25.00	$25.00	1/11/2010 6:30:05 PM
PalmerTheEmbalmer	$25.00	$3.39	1/12/2010 1:18:53 AM
quiggles	$25.00	$25.00	1/13/2010 10:42:32 AM
LQ1972	$50.00	$50.00	1/13/2010 8:59:23 PM
shrewd-income	$50.00	$50.00	1/14/2010 7:23:30 AM
copiosus	$25.00	$25.00	1/14/2010 9:26:22 AM
Lefty_the_Lender	$25.00	$25.00	1/14/2010 2:20:55 PM
TJRCapital	$30.00	$30.00	1/14/2010 3:07:15 PM
jybank	$25.00	$25.00	1/14/2010 3:23:23 PM
Marco83	$31.61	$31.61	1/14/2010 3:50:09 PM
nickel-master	$25.00	$25.00	1/14/2010 4:01:58 PM
HealthAndSafety	$100.00	$100.00	1/7/2010 8:17:17 PM
copiosus	$25.00	$25.00	1/8/2010 7:51:27 AM
Russia5M	$25.00	$25.00	1/8/2010 10:54:03 AM
Oak-Parker	$25.00	$25.00	1/9/2010 9:48:42 PM
swissbanker	$25.00	$25.00	1/10/2010 10:41:15 PM
rcs2003	$25.00	$25.00	1/11/2010 3:12:55 PM
soilchem	$25.00	$25.00	1/12/2010 6:01:34 PM
JerryB96	$25.00	$25.00	1/12/2010 9:03:36 PM
GBlack	$35.00	$35.00	1/13/2010 9:12:08 AM
springpanda	$25.00	$25.00	1/13/2010 2:33:59 PM
lender12345	$25.00	$25.00	1/13/2010 5:30:52 PM
stemper	$50.00	$50.00	1/13/2010 6:42:35 PM
wild-orange	$25.00	$25.00	1/14/2010 3:28:49 AM
Astyanax	$25.00	$25.00	1/14/2010 10:33:42 AM
bankar	$25.00	$25.00	1/14/2010 10:11:31 AM
Cashew6	$50.00	$50.00	1/14/2010 11:20:42 AM
selo80	$25.00	$25.00	1/14/2010 3:08:06 PM
SeaLoans	$25.00	$25.00	1/14/2010 2:58:50 PM
elvisloans	$25.00	$25.00	1/14/2010 3:42:36 PM
grasscutter	$50.00	$50.00	1/14/2010 4:00:50 PM
32 bids
Borrower Payment Dependent Notes Series 441379
This series of Notes was issued and sold upon the funding of the borrower loan #40521, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,400.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.0%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$108.57
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$108.57

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	15.57%
Lender servicing fee:	1.00%	Estimated return:	18.43%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	Dec-1978	Debt/Income ratio:	5%
Credit score:	680-699 (Dec-2009)	Current / open credit lines:	2 / 1	Employment status:	Retired
Now delinquent:	0	Total credit lines:	29	Length of status:	16y 1m
Amount delinquent:	$0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Public records last 12m / 10y:	1/ 1	Bankcard utilization:	0%
Delinquencies in last 7y:	12	Homeownership:	Yes
Inquiries last 6m:	3
Screen name:	benevolent-transaction5	Borrower's state:	Nevada	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate Bills from helping Sist
Purpose of loan:
This loan will be used to? consolidate short term loans from helping my sister she was while ill and up to and after her death. Also to pay for my own medical needs that can not be posponed.
once consolidate I will be getting ready to complete foster care training which I have looked forward to for many years.

Note relisted due to fraud on bank account
sorry for the inconvience for those that bid and
brought my last listing to fully funed. I hope you
bid again.

I am including some of the questions and answers from last listing.

Q: WIll you be able to verify your income of $2400 with prosper ? -Capit0l
A: Yes I have documentation verifying my income from retirement. I have also sent proof of home ownership to prosper that did not show on the listing. (Jan-01-2010)
Q: Credit cards and other loans: $ 600 Please list all balances of this debt . how much do you pay for health insurance ? thanks -Capit0l my medical insurance is deducted from my benefits. the amount is not included in exspenses for this reason. $600 payments are basically interest only on short term high interest loans taken out while taking care of my sister. balances 1. 300, 2. 400, 3. 300, 4. 200, 5. 150, 6. 200, 7. 100.
I need 800 for emergancy medical I have only been able to pay interest. My sister and husband died before repaying me.
these amount are now higher due to interest that will be added before this listed is fully funded and loan applied.? Add about 400 to this total to reflect the added interest.

I beleive I am a good Canidate for a Prosper Loan

I take my credit and bills seriously, I pay my bills and mortgage before
I think of my own needs.?
I know once I get? this loan I will beable once again to stay out of debt and start saving for emergancy and taxes once again.

I have learned my lesson.?

Monthly expenses: $
??Housing: $ 829
??Insurance: $? 150
??Car expenses: $ 80
??Utilities: $ 180
??Phone, cable, internet: $ 140
??Food, entertainment: $ 150
??Clothing, household expenses $50
??Credit cards and other loans:?????will be paid off with prosper loan????????????????$ 600??
??Other expenses: $ medical? 50

next summer I will be ready to start my foster care????

thank you again and sorry about the inconvience
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	1/6/2010 8:16:29 PM
deuce747	$50.00	$50.00	1/6/2010 5:26:12 PM
Calif-smo	$32.00	$32.00	1/6/2010 8:58:35 PM
Capit0l	$25.00	$25.00	1/7/2010 6:38:46 AM
supreme-justice3	$168.02	$168.02	1/7/2010 7:57:51 AM
exchange-cowbell5	$50.00	$50.00	1/7/2010 7:00:58 PM
skillful-asset5	$75.00	$75.00	1/7/2010 6:37:29 PM
Capit0l	$48.41	$48.41	1/8/2010 3:20:10 PM
Capit0l	$25.00	$25.00	1/10/2010 7:52:55 AM
supreme-justice3	$100.00	$100.00	1/11/2010 11:52:27 AM
wise-silver-wonder	$25.00	$25.00	1/11/2010 3:29:57 PM
Capit0l	$50.00	$50.00	1/11/2010 7:08:16 PM
DonDiego	$30.51	$30.51	1/12/2010 1:03:13 AM
red-ready-principal	$100.00	$100.00	1/12/2010 8:33:21 PM
Lubava	$25.00	$25.00	1/12/2010 7:45:46 PM
dfl	$50.00	$50.00	1/13/2010 7:18:57 AM
dorypro	$29.00	$29.00	1/13/2010 7:37:30 AM
dorypro	$40.00	$40.00	1/13/2010 7:38:44 AM
well-mannered-income3	$30.00	$30.00	1/13/2010 8:17:59 AM
charming-point	$200.00	$200.00	1/13/2010 11:17:56 AM
Capit0l	$33.27	$33.27	1/13/2010 12:16:04 PM
Bob450	$25.00	$25.00	1/13/2010 1:51:42 PM
cunning-bill	$25.00	$10.81	1/13/2010 2:27:41 PM
worldly-gold	$100.00	$100.00	1/13/2010 3:07:15 PM
CapricornLending	$50.00	$50.00	1/7/2010 5:08:41 AM
Capit0l	$25.00	$25.00	1/7/2010 8:29:53 AM
reflective-rupee	$150.00	$150.00	1/7/2010 10:41:36 AM
Tono	$25.00	$25.00	1/7/2010 4:04:25 PM
well-mannered-income3	$75.00	$75.00	1/7/2010 4:07:52 PM
unger	$50.00	$50.00	1/9/2010 9:26:56 AM
Capit0l	$25.00	$25.00	1/10/2010 7:53:21 AM
the-profit-oracle	$25.00	$25.00	1/10/2010 8:22:41 PM
COCHINOBOY	$42.44	$42.44	1/10/2010 9:50:14 PM
respectful-credit3	$25.00	$25.00	1/10/2010 7:55:42 PM
lucrative-loan	$25.00	$25.00	1/11/2010 6:06:28 PM
penny-surgeon	$25.00	$25.00	1/12/2010 1:03:58 AM
orange-finance-banker	$25.00	$25.00	1/12/2010 8:06:06 AM
well-mannered-income3	$50.00	$50.00	1/12/2010 10:22:27 AM
DenimCapital	$100.00	$100.00	1/12/2010 6:46:12 PM
well-mannered-income3	$50.00	$50.00	1/13/2010 6:24:35 AM
zydeco337	$25.00	$25.00	1/13/2010 7:38:43 AM
Ronnieboy888	$25.00	$25.00	1/13/2010 8:35:24 AM
Skeptical-one	$25.00	$25.00	1/13/2010 8:25:20 AM
Tono	$25.00	$25.00	1/13/2010 11:44:37 AM
five-star-note	$50.00	$50.00	1/13/2010 1:50:45 PM
five-star-note	$50.00	$50.00	1/13/2010 12:14:32 PM
wild-orange	$25.00	$25.00	1/13/2010 2:52:35 PM
lucrative-loan	$25.00	$25.00	1/13/2010 2:04:15 PM
double22	$35.54	$35.54	1/13/2010 3:14:53 PM
49 bids
Borrower Payment Dependent Notes Series 441469
This series of Notes was issued and sold upon the funding of the borrower loan #40487, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.0%	Auction start date:	Jan-07-2010
				Auction end date:	Jan-12-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	20.01%
Lender servicing fee:	1.00%	Estimated return:	13.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	5	First credit line:	Oct-1990	Debt/Income ratio:	41%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	22 / 16	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	55	Length of status:	19y 6m
Amount delinquent:	$0	Revolving credit balance:	$29,293	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	95%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	4
Screen name:	salesforce	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	20 ( 100% )	640-659 (Latest)
Principal borrowed:	$10,000.00	< mo. late:	0 ( 0% )	640-659 (Nov-2009) 680-699 (Mar-2008) 700-719 (Feb-2008)
Principal balance:	$5,130.07	1+ mo. late:	0 ( 0% )
Total payments billed:	20
Description
New home office for business
Purpose of loan:
This loan will be used to remodel my home to create an office for a new home business.
I have decided to go for a lower loan amount and do the work myself.

My financial situation:
I am a good candidate for this loan because I have a good job with the same company for over 19 years and?stable income.?I always pay all debts my on time. I currently have a loan with Prosper that will be paid back in little over a year. I have never missed a payment on this loan or been late. My credit score has taken a hit because I have closed account. I have never had a late payment toward any of my debt. I always pay ontime. I am applying for another loan through Prosper because I like know the loan will be paid off in 3 years or less and do not like paying interest to banks.

Monthly Gross Income $6833.00 and?Net Income: $ 4188.00

Monthly expenses: $ 3466.00

Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: are you planning to continue working for your current employer with this business being a side interest? - skillful-asset5
A: Yes, For now I plan to keep working for my present employer and build my business on the side. (Jan-08-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

bobd32	$25.00	$25.00	1/7/2010 4:26:32 PM
fcb202	$25.00	$25.00	1/7/2010 4:20:08 PM
DasMula	$25.00	$25.00	1/7/2010 4:20:50 PM
unk1911	$25.00	$25.00	1/7/2010 4:35:09 PM
Bob450	$25.00	$25.00	1/7/2010 8:43:53 PM
chameleon125	$50.00	$50.00	1/8/2010 7:03:29 AM
periko	$25.00	$25.00	1/8/2010 9:01:34 PM
aztocas	$25.00	$25.00	1/10/2010 2:18:36 PM
red-favorable-basis	$25.00	$25.00	1/11/2010 1:33:05 PM
IASKGOD	$35.00	$35.00	1/11/2010 4:27:27 PM
exchange-cowbell5	$100.00	$100.00	1/11/2010 6:58:34 PM
DenimCapital	$360.00	$360.00	1/12/2010 6:54:13 PM
CA_Lender	$25.00	$25.00	1/7/2010 11:39:52 PM
DasMula	$100.00	$100.00	1/8/2010 9:07:57 AM
OldManP	$25.00	$25.00	1/8/2010 12:22:50 PM
melodious-bid	$50.00	$50.00	1/8/2010 4:03:22 PM
reflective-rupee	$25.00	$25.00	1/8/2010 4:18:20 PM
SolarMoonshine	$25.00	$25.00	1/8/2010 6:15:24 PM
victor111	$50.00	$50.00	1/11/2010 6:21:40 AM
Skeptical-one	$100.00	$100.00	1/11/2010 8:28:45 AM
Capit0l	$25.00	$25.00	1/11/2010 11:00:52 AM
ultimate-peace	$400.00	$400.00	1/11/2010 4:03:15 PM
Aberdeen	$300.00	$300.00	1/11/2010 5:02:29 PM
tornandfrayed	$25.00	$25.00	1/11/2010 5:42:59 PM
bankbuddy55	$50.00	$30.00	1/12/2010 6:19:04 PM
DenimCapital	$25.00	$25.00	1/12/2010 6:54:33 PM
ColoradoBanker	$50.00	$50.00	1/12/2010 6:45:41 PM
27 bids
Borrower Payment Dependent Notes Series 441897
This series of Notes was issued and sold upon the funding of the borrower loan #40484, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.5%	Auction start date:	Jan-11-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	20.08%	Starting borrower rate/APR:	21.08% / 23.33%	Starting monthly payment:	$94.29
Final lender yield:	19.05%	Final borrower rate/APR:	20.05% / 22.29%	Final monthly payment:	$92.97

Auction yield range:	8.06% - 20.08%	Estimated loss impact:	6.94%
Lender servicing fee:	1.00%	Estimated return:	12.11%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jun-2002	Debt/Income ratio:	20%
Credit score:	660-679 (Jan-2010)	Current / open credit lines:	15 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	42	Length of status:	2y 5m
Amount delinquent:	$0	Revolving credit balance:	$8,001	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	82%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	generosity-recruiter2	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Reparing weather damage to home
Purpose of loan:
This loan will be used to replace and repair water pipes, water heater and water well holding tank that were damaged by lower than usual?freezing weather in the south

My financial situation:
I am a good candidate for this loan because I am a fulltime, certified High School teacher with regular income. These repairs cannot be done unless I pay the full cost up front. I do not have the full amount needed to make the repairs, and without them will not have water in my home.

Monthly net income: $ 2800

Monthly expenses: $?2000

??Utilities: $250
??Phone, cable, internet: $150
??Food, entertainment: $ 400
??Clothing, household expenses $150
??Credit cards and?student loans: $ 900
??Car expenses: $ 150.00
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why do you need to make these repairs if you don't own the home? - zipemdown
A: I do own the home. I've lived here for 26 years, and paid off the debt 4 years ago. The mortage was a private loan through my ex-inlaws, therefore it does not show on my credit report. I do not have home owners insurance, and have to pay for all repairs out of pocket. Thank you for your question. (Jan-13-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

mattbison	$25.00	$25.00	1/11/2010 4:00:23 PM
calm-deal7	$30.00	$30.00	1/11/2010 4:00:46 PM
Supernick	$50.00	$50.00	1/11/2010 4:00:51 PM
loanfairy	$25.00	$25.00	1/11/2010 4:00:55 PM
terryaj	$25.00	$25.00	1/11/2010 4:01:55 PM
unk1911	$25.00	$25.00	1/11/2010 4:00:43 PM
stollcm	$25.00	$25.00	1/11/2010 4:02:42 PM
Au-Ag-Pt	$25.00	$25.00	1/11/2010 4:01:26 PM
cerebral-return3	$25.00	$25.00	1/11/2010 4:01:34 PM
useful-p2ploan	$50.00	$50.00	1/11/2010 4:01:45 PM
wanna-help	$30.00	$30.00	1/11/2010 4:05:28 PM
egw	$25.00	$25.00	1/11/2010 4:04:21 PM
truth-companion	$25.00	$25.00	1/11/2010 4:06:22 PM
shadargroup	$25.00	$25.00	1/11/2010 4:06:34 PM
Nic_R	$25.00	$25.00	1/11/2010 4:05:20 PM
hope-eagle6	$25.00	$25.00	1/11/2010 4:08:21 PM
gravity-powered-air-cooled	$25.00	$25.00	1/11/2010 4:07:16 PM
tlp43	$25.00	$25.00	1/11/2010 4:08:10 PM
awe53	$25.00	$25.00	1/11/2010 4:09:07 PM
martiantim	$25.00	$25.00	1/11/2010 4:10:10 PM
WillyBobba	$25.00	$25.00	1/11/2010 4:11:54 PM
chekat	$25.00	$25.00	1/11/2010 4:11:14 PM
LenderByDay	$25.00	$25.00	1/11/2010 4:11:48 PM
paymentologist	$25.00	$25.00	1/11/2010 4:11:32 PM
first-fund-empenada	$25.00	$25.00	1/11/2010 4:12:10 PM
aasx1108	$25.00	$25.00	1/11/2010 4:13:41 PM
duty-sensai	$25.00	$25.00	1/11/2010 4:13:02 PM
punctual-power7	$25.00	$25.00	1/11/2010 4:13:52 PM
forthright-social	$25.00	$25.00	1/11/2010 4:14:11 PM
barbershopper_NT	$25.00	$25.00	1/11/2010 4:13:36 PM
Doodlemeyer	$25.00	$25.00	1/11/2010 4:13:46 PM
astute-dollar	$100.00	$100.00	1/11/2010 4:14:16 PM
galaxy1	$25.00	$25.00	1/11/2010 4:14:23 PM
credit-kahuna	$100.00	$83.00	1/11/2010 4:14:46 PM
SolarMoonshine	$25.00	$25.00	1/11/2010 5:45:11 PM
Syzygy	$25.00	$25.00	1/11/2010 6:39:50 PM
exchange-cowbell5	$150.00	$150.00	1/12/2010 7:24:26 PM
sk8ndive	$25.00	$25.00	1/11/2010 4:00:45 PM
lifegrowth	$25.00	$25.00	1/11/2010 4:00:19 PM
granitepk	$25.00	$25.00	1/11/2010 4:00:27 PM
AF-Chief	$27.00	$27.00	1/11/2010 4:01:02 PM
skiingawfs	$25.00	$25.00	1/11/2010 4:02:35 PM
beezling	$40.00	$40.00	1/11/2010 4:01:09 PM
ahalyaa	$30.00	$30.00	1/11/2010 4:06:16 PM
acebandit	$25.00	$25.00	1/11/2010 4:05:46 PM
slobrewtx	$25.00	$25.00	1/11/2010 4:07:01 PM
epch	$25.00	$25.00	1/11/2010 4:07:11 PM
idriveajeep	$25.00	$25.00	1/11/2010 4:06:48 PM
archeanchaos	$25.00	$25.00	1/11/2010 4:07:45 PM
rdcmaint	$25.00	$25.00	1/11/2010 4:06:57 PM
NBO2006	$25.00	$25.00	1/11/2010 4:06:36 PM
stoopidnoodle	$25.00	$25.00	1/11/2010 4:06:40 PM
harmonious-yield	$25.00	$25.00	1/11/2010 4:08:41 PM
famous-community8	$25.00	$25.00	1/11/2010 4:07:31 PM
vshnay	$25.00	$25.00	1/11/2010 4:07:49 PM
thefiringzod	$25.00	$25.00	1/11/2010 4:10:25 PM
value-pouch	$25.00	$25.00	1/11/2010 4:11:19 PM
mtquan	$25.00	$25.00	1/11/2010 4:11:23 PM
felicity-synapse	$25.00	$25.00	1/11/2010 4:13:04 PM
Veloce	$25.00	$25.00	1/11/2010 4:13:12 PM
BlindJoeDeath	$25.00	$25.00	1/11/2010 4:12:45 PM
Pizza-man	$50.00	$50.00	1/11/2010 4:13:57 PM
selector568	$100.00	$100.00	1/11/2010 4:12:29 PM
romario	$50.00	$50.00	1/11/2010 4:13:32 PM
elegant-income3	$30.00	$30.00	1/11/2010 4:14:05 PM
Diamond_Jim	$25.00	$25.00	1/11/2010 4:14:29 PM
E_G	$30.00	$30.00	1/11/2010 4:14:38 PM
tremendous-payment	$25.00	$25.00	1/11/2010 4:14:43 PM
wwwUniversal	$25.00	$25.00	1/11/2010 4:58:32 PM
EngineersAlliance	$50.00	$50.00	1/11/2010 5:26:00 PM
Bank_Of_XL	$50.00	$50.00	1/11/2010 6:53:04 PM
GeoLender	$25.00	$25.00	1/11/2010 9:15:41 PM
Bob450	$50.00	$50.00	1/11/2010 9:10:10 PM
AuroraRobbin	$50.00	$50.00	1/12/2010 6:38:03 AM
interstellar	$50.00	$50.00	1/12/2010 11:20:57 AM
GyJAV_BNCCo	$25.00	$25.00	1/12/2010 1:28:07 PM
76 bids
Borrower Payment Dependent Notes Series 441947
This series of Notes was issued and sold upon the funding of the borrower loan #40504, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jan-11-2010
				Auction end date:	Jan-14-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$226.18
Final lender yield:	26.40%	Final borrower rate/APR:	27.40% / 29.74%	Final monthly payment:	$205.20

Auction yield range:	11.06% - 34.00%	Estimated loss impact:	10.66%
Lender servicing fee:	1.00%	Estimated return:	15.74%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Jun-1996	Debt/Income ratio:	25%
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	18 / 14	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	27	Length of status:	3y 9m
Amount delinquent:	$0	Revolving credit balance:	$10,188	Occupation:	Attorney
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	21%	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	4
Screen name:	living33	Borrower's state:	Nebraska	Borrower's group:	BORROWERS - Free instant Listings - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Want to consolidate some debt
Purpose of loan:
I am looking for a loan to consolidate a really high interest debt that I have. I am planning on getting married this year, and this debt consolidation will allow me to save some money to help pay for some of those expenses.

My financial situation:
I have never missed a?payment that I owe. I am very trustworthy.?I ran into some financial problems because of some unexpected expenses?about three years ago. I worked my tail off to get out of that hole, and have recently begun to do so. While ?I was completely underwater financially, I still never missed a payment. The only reason that my credit score is not as high as it should be is simply because of the last of the debt I have to pay off is skewing my utilization component of my credit score. I am proud of what I have been able to accomplish. I recently purchased my first home, and am now just looking for that little extra to take out my last bad loan so I can start over. I have a $3,500 loan that I am paying about 106% interest on. Once I remove that obligation and can better pay that debt down and also save some money to help take care of some marriage expenses I may have.

Monthly net income: $ 4400

Monthly expenses: $
??Housing: $ 1500
??Insurance: $ 80
??Car expenses: $ 400
??Utilities: $ 150
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 700
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

derec	$25.00	$25.00	1/11/2010 4:01:42 PM
schnatty	$25.00	$25.00	1/11/2010 4:01:57 PM
listing-trapper3	$50.00	$50.00	1/11/2010 4:03:29 PM
shiny-dollar9	$25.00	$25.00	1/11/2010 4:03:59 PM
AKgirl81	$25.00	$25.00	1/11/2010 4:04:03 PM
Lam0nt	$25.00	$25.00	1/11/2010 4:01:41 PM
Lender0424	$30.00	$30.00	1/11/2010 4:04:40 PM
BeenThereMyself	$50.00	$50.00	1/11/2010 4:04:55 PM
kginatl	$35.90	$35.90	1/11/2010 4:05:01 PM
zippy-interest	$25.00	$25.00	1/11/2010 4:04:42 PM
five-star-note	$35.00	$35.00	1/11/2010 4:04:49 PM
trustu	$25.00	$25.00	1/11/2010 4:03:41 PM
suomynona	$25.00	$25.00	1/11/2010 4:04:52 PM
silver-armada	$50.00	$50.00	1/11/2010 4:03:44 PM
etraboulay	$25.00	$25.00	1/11/2010 4:03:49 PM
attractive-rate	$25.00	$25.00	1/11/2010 4:06:07 PM
Rattlehead	$25.00	$25.00	1/11/2010 4:04:13 PM
BlindJoeDeath	$25.00	$25.00	1/11/2010 4:05:41 PM
worldly-gold	$25.00	$25.00	1/11/2010 4:05:44 PM
mtquan	$25.00	$25.00	1/11/2010 4:05:56 PM
green-benefit-enclave	$25.00	$25.00	1/11/2010 4:06:04 PM
bajaruss	$30.00	$30.00	1/11/2010 4:07:04 PM
orderly-loot	$25.00	$25.00	1/11/2010 4:05:18 PM
burgeoning-silver	$25.00	$25.00	1/11/2010 4:07:25 PM
HenryS	$25.00	$25.00	1/11/2010 4:08:15 PM
Wellman	$100.00	$100.00	1/11/2010 4:06:54 PM
omerta6102	$50.00	$50.00	1/11/2010 4:09:14 PM
rdecartus	$25.00	$25.00	1/11/2010 4:07:03 PM
Learning2Lend	$50.00	$50.00	1/11/2010 4:08:00 PM
ixoyefreak	$25.00	$25.00	1/11/2010 4:08:06 PM
bradania	$25.00	$25.00	1/11/2010 4:10:18 PM
nourishing-hope835	$25.00	$25.00	1/11/2010 4:08:35 PM
imlosttoo	$25.00	$25.00	1/11/2010 4:10:35 PM
MONEYMATCH	$25.00	$25.00	1/11/2010 4:09:57 PM
Sateesh	$100.00	$100.00	1/11/2010 4:09:23 PM
mathprof	$25.00	$25.00	1/11/2010 4:10:04 PM
SDNLR	$25.00	$25.00	1/11/2010 4:09:46 PM
Plotinus	$36.31	$36.31	1/11/2010 4:10:33 PM
desertoasis	$50.00	$50.00	1/11/2010 4:12:36 PM
treasure-bliss	$100.00	$100.00	1/11/2010 4:12:38 PM
coin-investor	$25.00	$25.00	1/11/2010 4:24:18 PM
falcon88dp	$25.00	$25.00	1/11/2010 4:37:57 PM
zento	$25.00	$25.00	1/11/2010 4:48:28 PM
reflective-rupee	$400.00	$400.00	1/11/2010 4:49:24 PM
inspiring-reward	$50.00	$50.00	1/11/2010 4:56:01 PM
srthsvghdthtr	$25.00	$25.00	1/11/2010 4:56:55 PM
JGuide	$25.00	$25.00	1/11/2010 5:12:27 PM
DasMula	$25.00	$25.00	1/11/2010 8:30:58 PM
Bob450	$25.00	$25.00	1/11/2010 8:55:35 PM
penny-surgeon	$25.00	$25.00	1/12/2010 8:52:17 AM
wanna-help	$25.00	$25.00	1/12/2010 2:40:27 PM
SNH	$50.00	$50.00	1/12/2010 5:54:06 PM
JustMee	$25.00	$25.00	1/12/2010 5:48:23 PM
FinanceEngine	$25.00	$25.00	1/12/2010 10:45:54 PM
buffalobills	$25.00	$25.00	1/13/2010 7:43:11 AM
charming-point	$300.00	$300.00	1/13/2010 9:00:30 AM
AtlantistoXanadu	$100.00	$100.00	1/13/2010 5:43:55 PM
MOVet	$25.00	$25.00	1/13/2010 5:45:44 PM
ChrisTJ	$25.00	$25.00	1/11/2010 4:03:09 PM
greenwell	$25.00	$25.00	1/11/2010 4:03:16 PM
F16Pilot	$25.00	$25.00	1/11/2010 4:03:19 PM
slico	$25.00	$25.00	1/11/2010 4:03:35 PM
head	$25.00	$25.00	1/11/2010 4:03:51 PM
vkorichkov	$30.00	$30.00	1/11/2010 4:03:56 PM
AF-Chief	$26.00	$26.00	1/11/2010 4:03:15 PM
docktah	$25.00	$25.00	1/11/2010 4:03:33 PM
TCayce	$25.00	$25.00	1/11/2010 4:04:57 PM
noble-revenue	$26.49	$26.49	1/11/2010 4:05:14 PM
GMOD026	$25.00	$25.00	1/11/2010 4:04:46 PM
FeedTheMachine	$200.00	$200.00	1/11/2010 4:04:05 PM
cunning-bill	$25.00	$25.00	1/11/2010 4:04:16 PM
nellaelyob	$25.00	$25.00	1/11/2010 4:06:31 PM
CaptPicard	$25.00	$25.00	1/11/2010 4:06:44 PM
fcb202	$25.00	$25.00	1/11/2010 4:06:46 PM
oskizzle	$25.00	$25.00	1/11/2010 4:07:57 PM
lendingcow	$25.00	$25.00	1/11/2010 4:07:58 PM
HalfDayz	$40.94	$40.94	1/11/2010 4:10:14 PM
Apex-Lender	$25.00	$25.00	1/11/2010 4:10:22 PM
KiwiElf	$25.00	$25.00	1/11/2010 4:08:28 PM
jswanso2	$25.00	$25.00	1/11/2010 4:08:46 PM
snoopey100	$25.00	$25.00	1/11/2010 4:08:37 PM
ITExec	$71.04	$71.04	1/11/2010 4:09:21 PM
NoMoreDebt4Me	$50.00	$50.00	1/11/2010 4:10:19 PM
GMPK_TLAS	$25.00	$25.00	1/11/2010 4:09:42 PM
bmarch	$25.00	$25.00	1/11/2010 4:09:51 PM
lostontheedge	$25.00	$25.00	1/11/2010 4:10:39 PM
GuardianAL	$25.00	$25.00	1/11/2010 4:10:42 PM
invisible_hand	$50.00	$50.00	1/11/2010 4:10:52 PM
Fernpatch_autoshop	$25.00	$25.00	1/11/2010 4:10:59 PM
yeti888	$25.00	$25.00	1/11/2010 4:12:34 PM
orange-preeminant-bill	$100.00	$100.00	1/11/2010 4:12:42 PM
natural-greenback6	$25.00	$25.00	1/11/2010 4:24:02 PM
Orringo	$50.00	$50.00	1/11/2010 4:24:13 PM
Orca-man	$25.00	$25.00	1/11/2010 4:24:16 PM
mjjjrj	$25.00	$25.00	1/11/2010 4:25:04 PM
johnayan	$25.00	$25.00	1/11/2010 4:25:09 PM
wgc	$25.00	$25.00	1/11/2010 4:25:03 PM
OldProp	$25.00	$20.39	1/11/2010 4:25:34 PM
Rosencranz	$25.00	$25.00	1/11/2010 4:25:17 PM
cash-tiramisu	$119.08	$119.08	1/11/2010 4:25:18 PM
reflective-rupee	$100.00	$100.00	1/11/2010 4:26:25 PM
dime-neutron	$25.00	$25.00	1/11/2010 4:41:16 PM
SolarMoonshine	$200.00	$200.00	1/11/2010 5:51:15 PM
monstersdad	$43.63	$43.63	1/11/2010 7:35:24 PM
GeoLender	$25.00	$25.00	1/11/2010 9:17:08 PM
felicity-daydream	$125.00	$125.00	1/12/2010 1:04:35 PM
durability-halibut	$25.00	$25.00	1/12/2010 5:07:16 PM
goofy15975	$25.00	$25.00	1/12/2010 5:29:26 PM
innovator2	$80.22	$80.22	1/12/2010 6:17:30 PM
exchange-cowbell5	$150.00	$150.00	1/12/2010 7:25:01 PM
CC911	$25.00	$25.00	1/13/2010 6:20:27 AM
111 bids
Borrower Payment Dependent Notes Series 441084
This series of Notes was issued and sold upon the funding of the borrower loan #40476, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.0%	Auction start date:	Jan-05-2010
				Auction end date:	Jan-12-2010

Starting lender yield:	33.50%	Starting borrower rate/APR:	34.50% / 36.95%	Starting monthly payment:	$112.38
Final lender yield:	33.50%	Final borrower rate/APR:	34.50% / 36.95%	Final monthly payment:	$112.38

Auction yield range:	11.20% - 33.50%	Estimated loss impact:	10.85%
Lender servicing fee:	1.00%	Estimated return:	22.65%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Apr-1999	Debt/Income ratio:	37%
Credit score:	640-659 (Dec-2009)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	17	Length of status:	8y 2m
Amount delinquent:	$0	Revolving credit balance:	$4,053	Occupation:	Laborer
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	83%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	1
Screen name:	value-raccoon	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
paying off debts
Purpose of loan:
This loan will be used to? pay payday loans off?? in their intirety

My financial situation:
I am a good candidate for this loan because? i pay my bills on time and wish to continue doing so but i need a little help with financial assistance|
Monthly net income: $ 3,200.00

Monthly expenses: $
??Housing: $?200??Insurance: $?60??Car expenses: $392.00??Utilities: $?150??Phone, cable, internet: $ 40.00
??Food, entertainment: $?100??Clothing, household expenses $ 100.00
Credit cards and other loans: $?800?Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Looks like your credit card expense is $800 a month. With this loan, how much will that be reduced? - asset-control2
A: 50% (Jan-07-2010)
Q: Explain the 1 public record . - Capit0l
A: Bankruptcy filed in 2004 and discharged in 2004. I have maintained on time payments for all my accounts for the past several years with no late fees and never intend to file bankruptcy again in the future. (Jan-08-2010)
Q: Please describe your job in some detail. Please comment on the stability of your job, your employer and your profession. Thanks much and best wishes. - reflective-rupee
A: I am an overnight stocker for Wal-Mart. I have been there over 8+ years and feel stable that my position and the company are strong. (Jan-12-2010)
Q: hi, what is your job and industry? thanks - shrewd-income
A: Currently I am a night stocker at Wal-Mart. I have been there over 8+ years. I am confident that my position and the company are strong. (Jan-12-2010)
Q: also do you have a spouse/partner who helps w/expenses? thanks - shrewd-income
A: No (Jan-12-2010)
Q: What events led you to take out payday loans, and what changes have you made to your lifestyle to avoid payday loans in the future? Thanks and best wishes. - reflective-rupee
A: I never intend to get a payday loan in the future. (Jan-12-2010)
Q: Why did you take out multiple payday loans? Will you need to take out payday loans again in the future? - ideal-value
A: I never intend to get a payday loan in the future. (Jan-12-2010)
Q: Please list the balances, interest rates and monthly payments of each of your debts. Thanks much. - reflective-rupee
A: Please call me at my phone number. (Jan-12-2010)
8 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

KMSB	$25.00	$25.00	1/5/2010 4:25:50 PM
DasMula	$50.00	$50.00	1/6/2010 2:03:11 PM
asset-control2	$50.00	$50.00	1/7/2010 6:43:10 PM
CyberCapital	$25.00	$25.00	1/8/2010 9:53:24 AM
SolarMoonshine	$25.00	$25.00	1/8/2010 6:47:34 PM
admirable-credit	$25.00	$25.00	1/11/2010 9:53:29 AM
DenimCapital	$25.00	$25.00	1/11/2010 12:36:27 PM
dorypro	$25.00	$25.00	1/12/2010 6:31:46 AM
noble-revenue	$100.00	$100.00	1/12/2010 6:41:44 AM
noble-revenue	$500.00	$500.00	1/12/2010 6:46:38 AM
reflective-rupee	$100.00	$69.02	1/12/2010 8:05:00 AM
Leshan	$25.00	$25.00	1/12/2010 8:05:34 AM
Skeptical-one	$50.00	$50.00	1/12/2010 8:09:29 AM
skillful-asset5	$150.00	$150.00	1/12/2010 9:37:48 AM
piter-to-la-investment	$25.00	$25.00	1/12/2010 12:13:09 PM
GeoLender	$25.00	$25.00	1/12/2010 11:34:13 AM
dorypro	$25.00	$25.00	1/12/2010 11:37:04 AM
wild-orange	$25.00	$25.00	1/12/2010 1:11:17 PM
credit-missile	$60.98	$60.98	1/12/2010 1:30:06 PM
Bob450	$25.00	$25.00	1/12/2010 12:30:49 PM
victor111	$25.00	$25.00	1/12/2010 1:25:34 PM
vivacious-p2p3	$25.00	$25.00	1/12/2010 1:45:01 PM
squarebob	$25.00	$25.00	1/12/2010 2:33:52 PM
Bill88	$30.00	$30.00	1/12/2010 3:29:41 PM
jybank	$25.00	$25.00	1/12/2010 3:46:40 PM
MrVegas	$25.00	$25.00	1/12/2010 3:54:52 PM
nickel-master	$25.00	$25.00	1/12/2010 4:05:39 PM
IASKGOD	$25.00	$25.00	1/12/2010 4:15:00 PM
Bob450	$25.00	$25.00	1/5/2010 8:26:19 PM
heerzaquestion	$25.00	$25.00	1/5/2010 7:26:20 PM
foothillender	$25.00	$25.00	1/6/2010 7:53:19 AM
DonDiego	$25.00	$25.00	1/8/2010 12:42:31 AM
Capit0l	$25.00	$25.00	1/8/2010 6:34:53 PM
squarebob	$25.00	$25.00	1/9/2010 4:16:45 PM
lucrative-loan	$50.00	$50.00	1/11/2010 9:43:33 AM
BradP	$50.00	$50.00	1/11/2010 1:39:10 PM
Whipster	$25.00	$25.00	1/11/2010 7:21:36 PM
Loan_shark718	$30.00	$30.00	1/11/2010 7:58:15 PM
wise-silver-wonder	$25.00	$25.00	1/12/2010 6:46:07 AM
penny-surgeon	$25.00	$25.00	1/12/2010 8:05:59 AM
reflective-rupee	$50.00	$50.00	1/12/2010 11:12:37 AM
skillful-asset5	$150.00	$150.00	1/12/2010 11:58:36 AM
inforapenny	$25.00	$25.00	1/12/2010 10:05:22 AM
innovator2	$25.00	$25.00	1/12/2010 12:42:26 PM
DenimCapital	$50.00	$50.00	1/12/2010 11:37:28 AM
reflective-rupee	$25.00	$25.00	1/12/2010 12:20:34 PM
cashhelp	$25.00	$25.00	1/12/2010 11:46:47 AM
ideal-value	$110.00	$110.00	1/12/2010 12:40:26 PM
Ambassador	$25.00	$25.00	1/12/2010 3:32:32 PM
worldly-gold	$100.00	$100.00	1/12/2010 4:17:10 PM
givetolive	$25.00	$25.00	1/12/2010 3:59:24 PM
51 bids
Borrower Payment Dependent Notes Series 441146
This series of Notes was issued and sold upon the funding of the borrower loan #40509, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.35%	Starting monthly payment:	$48.40
Final lender yield:	9.00%	Final borrower rate/APR:	10.00% / 12.35%	Final monthly payment:	$48.40

Auction yield range:	4.20% - 9.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Aug-1998	Debt/Income ratio:	62%
Credit score:	720-739 (Dec-2009)	Current / open credit lines:	17 / 10	Employment status:	Part-time employee
Now delinquent:	0	Total credit lines:	35	Length of status:	6y 5m
Amount delinquent:	$0	Revolving credit balance:	$9,119	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	64%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	2
Screen name:	truth-pole	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off High Interest Loan
Purpose of loan:
This loan will be used to pay off a payday loan.? My 2 year old son was diagnosised with Autism and I did not have the money to cover his medical expenses so I took out payday loans.? I got into a horrible cycle of having to get more payday loans to pay off the 200-300% interest.? I have finally paid almost all of them off, but still need to pay the last loan.?? A loan with Prosper gives me a much better interest rate and I want to put the payday loans behind me.

My financial situation:
I am a good candidate for this loan because I am a hard-worker and I have been successfully paying off my current?debt by paying over the amount that I owe.?? I have never been late on my payments and this payment will be?automatically deducted from my checking account.? I have a stable job that?I have been with for over 6 years.?? I plan to pay this loan off as soon as possible.

This?is my portion of expenses for the month.

Monthly net income: $ 1600.00

Monthly expenses: $???
Housing:??$ 0
?Insurance: $ 157.00??
Car expenses:?$ 0??
Utilities: $?197.00??
Phone, cable, internet: $ 200.00??
Food, entertainment: $ 250.00??
Clothing, household expenses $ 100.00??
Credit cards and other loans: $ 600.00??
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

SCD	$25.00	$25.00	1/6/2010 5:45:05 PM
mattlo	$25.00	$25.00	1/6/2010 11:36:54 PM
durability-halibut	$25.00	$12.61	1/7/2010 1:34:44 PM
springpanda	$25.00	$25.00	1/7/2010 4:01:25 PM
dreamhope	$25.00	$25.00	1/8/2010 7:22:05 AM
singletrck	$25.00	$25.00	1/8/2010 10:06:31 AM
squarebob	$25.00	$25.00	1/9/2010 7:28:37 PM
kanyonkat	$25.00	$25.00	1/10/2010 9:05:39 PM
admirable-credit	$25.00	$25.00	1/12/2010 5:42:25 PM
Sturgee	$25.00	$25.00	1/12/2010 8:56:27 PM
pedestrianme	$25.00	$25.00	1/12/2010 9:02:14 PM
unfixer	$25.00	$25.00	1/13/2010 5:47:58 AM
friendinmoney	$25.00	$25.00	1/12/2010 11:03:34 PM
btormc5	$50.00	$50.00	1/13/2010 8:43:23 AM
plbquic	$25.00	$25.00	1/13/2010 12:10:38 PM
kf88	$30.00	$30.00	1/13/2010 1:06:53 PM
greenback-ally	$25.00	$25.00	1/13/2010 1:08:28 PM
springpanda	$25.00	$25.00	1/13/2010 2:29:49 PM
greenback-ally	$50.00	$50.00	1/13/2010 1:45:13 PM
exchange-cowbell5	$200.00	$200.00	1/13/2010 3:05:04 PM
rapid-currency	$25.00	$25.00	1/13/2010 1:39:08 PM
conductor146	$50.00	$50.00	1/13/2010 3:15:24 PM
SanJoser	$25.00	$25.00	1/13/2010 3:20:11 PM
nickel-master	$25.00	$25.00	1/13/2010 3:25:00 PM
tomjac2000	$25.00	$25.00	1/6/2010 7:34:26 PM
DrNano	$50.00	$50.00	1/7/2010 2:22:03 PM
gogrannygo	$25.00	$25.00	1/7/2010 8:39:03 PM
UncleSafety	$25.00	$25.00	1/8/2010 10:14:16 AM
circustab	$50.00	$50.00	1/11/2010 2:56:44 PM
SS123	$25.00	$25.00	1/11/2010 6:38:18 PM
improvman	$25.00	$25.00	1/12/2010 4:27:46 PM
jayk63	$25.00	$25.00	1/12/2010 4:46:23 PM
RandyL3	$25.00	$25.00	1/12/2010 5:34:29 PM
JerryB96	$25.00	$25.00	1/12/2010 8:39:34 PM
jybank	$25.00	$25.00	1/12/2010 9:30:50 PM
UBOtto186	$26.62	$26.62	1/13/2010 8:40:18 AM
nalaari	$55.77	$55.77	1/13/2010 8:46:31 AM
CCIExpress	$25.00	$25.00	1/13/2010 10:05:27 AM
Good_Karma_Cafe	$25.00	$25.00	1/13/2010 11:27:48 AM
jybank	$25.00	$25.00	1/13/2010 11:47:45 AM
klemer	$25.00	$25.00	1/13/2010 1:31:09 PM
crw1950	$50.00	$50.00	1/13/2010 1:38:18 PM
wild-orange	$25.00	$25.00	1/13/2010 2:44:51 PM
Charmart	$25.00	$25.00	1/13/2010 2:29:38 PM
Your_Bank	$25.00	$25.00	1/13/2010 1:44:02 PM
bowl800	$25.00	$25.00	1/13/2010 3:04:46 PM
46 bids
Borrower Payment Dependent Notes Series 441154
This series of Notes was issued and sold upon the funding of the borrower loan #40478, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Jan-05-2010
				Auction end date:	Jan-12-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$90.47
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$90.47

Auction yield range:	17.20% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Apr-1997	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Jan-2010)	Current / open credit lines:	3 / 1	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	8	Length of status:	0y 8m
Amount delinquent:	$300	Revolving credit balance:	$96	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Homeownership:	No
Inquiries last 6m:	0
Screen name:	_Astral	Borrower's state:	Georgia	Borrower's group:	Geek Power!
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Money for last college classes
Purpose of loan:
I need this loan to help me cover school and living expenses while I finish the last classes required for my BS in Information Technology. Consulting part time during this period but its intermittent and really could use the money to fill in the gaps.
My financial situation:
I am a good candidate for this loan because I'm a hard worker and when I graduate in June 2010 I will be working full time again and paying of this loan as fast as possible. My credit took a major hit when Chase and BofA saw fit to close my credit accounts even thought they were in good standing. I'm soooooo close to graduating, please take a chance and help me better myself. Thanks

Monthly net income: $ 1500

Monthly expenses: $
??Housing: $800
??Insurance: $ 50
??Car expenses: $
??Utilities: $ 100
??Phone, cable, internet: $ 40
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 110?
??Other expenses: $
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: $300 DQ? - JGuide
A: Thanks for your interest. The $300 dq that you point out is new. An old credit card of my mother's that once had a card issued in my name shows its balance on my report. She got a couple payments behind recently though I am helping her to get caught up. I have moved her in with myself to save money. Hopefully this will be reflected on my credit report soon. (Jan-07-2010)
1 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JGuide	$101.00	$101.00	1/5/2010 9:04:36 PM
USNavyVet	$25.00	$25.00	1/6/2010 4:40:55 PM
DenimCapital	$25.00	$25.00	1/6/2010 8:37:00 PM
reflective-rupee	$50.00	$50.00	1/7/2010 10:21:15 AM
lowcostmoney	$25.00	$25.00	1/7/2010 7:58:13 AM
Capit0l	$25.00	$25.00	1/7/2010 1:35:16 PM
SolarMoonshine	$25.00	$25.00	1/7/2010 6:46:16 PM
adaptable-capital	$250.00	$134.00	1/8/2010 11:27:09 AM
drkhelmet	$40.00	$40.00	1/8/2010 6:30:55 PM
bsmtloan	$50.00	$50.00	1/9/2010 7:45:58 AM
DenimCapital	$25.00	$25.00	1/11/2010 12:33:56 PM
dorypro	$25.00	$25.00	1/11/2010 4:41:38 PM
JGuide	$51.00	$51.00	1/12/2010 10:31:03 AM
wild-orange	$25.00	$25.00	1/12/2010 11:26:42 AM
371millwood	$200.00	$200.00	1/12/2010 12:40:28 PM
KarmaBum77	$25.00	$25.00	1/6/2010 10:05:44 PM
DenimCapital	$25.00	$25.00	1/6/2010 8:38:25 PM
TheAlchemist	$25.00	$25.00	1/6/2010 10:15:13 PM
Capit0l	$25.00	$25.00	1/7/2010 10:33:58 AM
unger	$50.00	$50.00	1/7/2010 3:23:14 PM
cognizant-rate732	$100.00	$100.00	1/7/2010 6:32:55 PM
JGuide	$44.00	$44.00	1/8/2010 11:22:56 AM
jpf27	$100.00	$100.00	1/8/2010 2:08:40 PM
Octamer	$25.00	$25.00	1/9/2010 9:44:39 AM
well-mannered-income3	$40.00	$40.00	1/11/2010 9:45:19 AM
DenimCapital	$50.00	$50.00	1/11/2010 10:26:16 AM
The-CAPS-fan	$40.00	$40.00	1/12/2010 5:57:47 AM
Astyanax	$25.00	$25.00	1/12/2010 8:21:11 AM
Bob450	$25.00	$25.00	1/12/2010 11:15:47 AM
DenimCapital	$25.00	$25.00	1/12/2010 11:38:10 AM
innovator2	$25.00	$25.00	1/12/2010 12:37:07 PM
givetolive	$25.00	$25.00	1/12/2010 3:54:53 PM
gothampark	$25.00	$25.00	1/12/2010 3:38:28 PM
reflective-rupee	$25.00	$25.00	1/12/2010 3:57:57 PM
ultimate-peace	$450.00	$450.00	1/12/2010 4:09:44 PM
35 bids
Borrower Payment Dependent Notes Series 441218
This series of Notes was issued and sold upon the funding of the borrower loan #40508, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	7.74%	Starting borrower rate/APR:	8.74% / 10.83%	Starting monthly payment:	$110.88
Final lender yield:	7.35%	Final borrower rate/APR:	8.35% / 10.44%	Final monthly payment:	$110.24

Auction yield range:	4.20% - 7.74%	Estimated loss impact:	2.11%
Lender servicing fee:	1.00%	Estimated return:	5.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Jan-2002	Debt/Income ratio:	16%
Credit score:	700-719 (Dec-2009)	Current / open credit lines:	7 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	15	Length of status:	13y 8m
Amount delinquent:	$0	Revolving credit balance:	$8,546	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	77%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	1
Screen name:	Maggie44	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need your help
Purpose of loan:
This loan will be used to? lower my credit card interest.?

My financial situation:
I am a good candidate for this loan because? I have great repayment history.? My husband lost his job shortly after we were married last year.? We had some savings set aside that had to be used, however, we had to resort to credit card use.? He is now employed with a great job, and our income has increased dramatically.? We are trying to get back to living with little debt, and want the ability to lower our interest rate so that we can start saving for our future together.

Monthly net income: $ 3600 for mine and $3800 for my husband

Monthly expenses: $?4289
??Housing: $ 1730
??Insurance: $ 450
??Car expenses: $ 379
??Utilities: $?180
??Phone, cable, internet: $ 400
??Food, entertainment: $ 500
??Clothing, household expenses $ 250
??Credit cards and other loans: $ 400
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

first-pragmatic-note	$25.00	$25.00	1/6/2010 3:41:14 PM
Rob717171	$25.00	$25.00	1/6/2010 3:43:14 PM
lean-velocity	$25.00	$25.00	1/6/2010 3:51:27 PM
Syzygy	$25.00	$25.00	1/6/2010 5:32:06 PM
EmeritusX	$25.00	$25.00	1/6/2010 8:54:37 PM
starry2001	$25.00	$25.00	1/6/2010 7:10:19 PM
MoBucks	$100.00	$100.00	1/7/2010 10:43:06 AM
springpanda	$25.00	$25.00	1/7/2010 4:07:08 PM
the-profit-oracle	$25.00	$25.00	1/7/2010 11:43:40 PM
Halehuaka_i	$50.00	$50.00	1/8/2010 11:57:14 AM
misohoni	$48.19	$48.19	1/9/2010 8:11:04 PM
rawsushi	$25.00	$25.00	1/10/2010 2:27:45 AM
GyJAV_BNCCo	$25.00	$25.00	1/11/2010 10:15:27 AM
BrighterSuns	$25.00	$25.00	1/11/2010 10:45:11 AM
ualdriver	$53.31	$53.31	1/11/2010 12:25:55 PM
Auditman	$50.00	$50.00	1/11/2010 12:52:22 PM
Patrician	$100.00	$100.00	1/11/2010 1:04:26 PM
John_14_6	$25.00	$25.00	1/11/2010 1:57:19 PM
BONSAY	$25.00	$25.00	1/11/2010 1:42:16 PM
mburke3434	$25.00	$25.00	1/11/2010 5:06:50 PM
wise-balanced-moola	$25.00	$25.00	1/11/2010 5:57:14 PM
Oak-Parker	$25.00	$25.00	1/12/2010 12:56:43 AM
jimmya	$25.00	$25.00	1/12/2010 5:06:45 AM
zbanker	$25.00	$25.00	1/12/2010 7:52:39 AM
qcksilvr20	$50.00	$50.00	1/12/2010 10:24:51 AM
Bodyboard	$25.00	$25.00	1/12/2010 3:00:47 PM
wwwUniversal	$25.00	$25.00	1/12/2010 5:26:35 PM
RandyL3	$25.52	$25.52	1/12/2010 5:35:33 PM
admirable-credit	$25.00	$25.00	1/12/2010 9:09:05 PM
RadarLuv	$25.00	$25.00	1/13/2010 4:27:33 AM
uralrider	$55.27	$55.27	1/13/2010 5:58:40 AM
Snoopylover	$25.00	$25.00	1/13/2010 6:11:50 AM
unfixer	$25.00	$25.00	1/13/2010 5:50:35 AM
j352000	$25.00	$25.00	1/13/2010 6:35:42 AM
selo80	$25.00	$25.00	1/13/2010 6:02:25 AM
porwestco	$25.00	$25.00	1/13/2010 7:59:07 AM
mikeandcat	$50.00	$50.00	1/13/2010 9:27:18 AM
Pickmar	$25.00	$25.00	1/13/2010 9:48:25 AM
timothyb	$25.00	$25.00	1/13/2010 10:26:08 AM
income-pizza	$25.00	$25.00	1/13/2010 9:36:40 AM
Astyanax	$25.00	$25.00	1/13/2010 11:15:06 AM
Lefty_the_Lender	$25.00	$25.00	1/13/2010 11:43:25 AM
rapid-currency	$25.00	$25.00	1/13/2010 1:43:15 PM
greenback-ally	$50.00	$50.00	1/13/2010 1:11:58 PM
kenji4861	$25.00	$25.00	1/6/2010 3:43:19 PM
neenerman	$25.00	$25.00	1/6/2010 3:50:48 PM
selector568	$500.00	$164.61	1/6/2010 3:51:37 PM
duke12	$27.62	$27.62	1/6/2010 11:06:52 PM
aqaq8877	$100.00	$100.00	1/7/2010 10:35:57 AM
Russia5M	$25.00	$25.00	1/7/2010 7:24:58 AM
tender-ore	$25.00	$25.00	1/7/2010 9:45:04 AM
durability-halibut	$25.00	$25.00	1/7/2010 1:39:23 PM
credit-maple	$25.00	$25.00	1/7/2010 10:57:08 AM
qkinger	$50.00	$50.00	1/7/2010 4:27:04 PM
marala4285	$25.00	$25.00	1/7/2010 7:08:07 PM
HealthAndSafety	$100.00	$100.00	1/7/2010 8:16:52 PM
UncleSafety	$63.90	$63.90	1/8/2010 10:25:40 AM
mco	$25.00	$25.00	1/8/2010 2:28:35 PM
Arpad	$50.00	$50.00	1/9/2010 5:21:46 PM
wildanne	$50.00	$50.00	1/10/2010 6:30:10 PM
PalmerTheEmbalmer	$25.00	$25.00	1/10/2010 9:53:57 PM
orange-finance-banker	$50.00	$50.00	1/11/2010 7:39:49 AM
andyman02	$50.00	$50.00	1/11/2010 11:01:37 AM
Grandmahoneybee	$50.00	$50.00	1/11/2010 12:48:37 PM
HamIAm	$150.00	$150.00	1/11/2010 1:52:00 PM
BONSAY	$25.00	$25.00	1/11/2010 1:42:34 PM
ga_rainman	$25.00	$25.00	1/11/2010 2:23:47 PM
interstellar	$50.00	$50.00	1/11/2010 2:17:19 PM
Uwantfunds	$50.00	$50.00	1/11/2010 3:40:34 PM
HappyToLoan	$25.00	$25.00	1/11/2010 4:04:53 PM
kf88	$28.00	$28.00	1/11/2010 4:46:18 PM
1SteelerFan	$35.00	$35.00	1/11/2010 10:57:18 PM
TBCapitol	$50.00	$50.00	1/12/2010 4:39:17 AM
orbital-gain	$50.00	$50.00	1/12/2010 2:12:07 PM
johnpmid	$25.00	$25.00	1/12/2010 7:21:28 PM
Lender0307	$25.00	$25.00	1/12/2010 8:05:06 PM
JerryB96	$25.00	$25.00	1/12/2010 8:47:46 PM
jybank	$25.00	$25.00	1/12/2010 9:31:24 PM
jtoms101	$27.41	$27.41	1/13/2010 3:09:23 AM
JFalcon	$50.00	$50.00	1/13/2010 4:11:02 AM
Taxman44	$25.00	$25.00	1/13/2010 7:14:28 AM
mikeandcat	$50.00	$50.00	1/13/2010 9:51:13 AM
nickel-pipeline	$30.00	$30.00	1/13/2010 10:43:40 AM
BlessedEveryDay	$25.00	$25.00	1/13/2010 11:14:27 AM
scientists	$25.00	$25.00	1/13/2010 11:33:07 AM
Ven58	$25.00	$25.00	1/13/2010 12:27:55 PM
bobbyt116	$46.17	$46.17	1/13/2010 12:51:30 PM
shrewd-income	$50.00	$50.00	1/13/2010 12:53:46 PM
Charmart	$25.00	$25.00	1/13/2010 2:30:54 PM
nickel-master	$35.00	$35.00	1/13/2010 3:25:25 PM
Bank_of_E-Ville	$60.00	$60.00	1/13/2010 3:22:34 PM
91 bids
Borrower Payment Dependent Notes Series 441270
This series of Notes was issued and sold upon the funding of the borrower loan #40501, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$3,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jan-06-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$147.02
Final lender yield:	29.00%	Final borrower rate/APR:	30.00% / 32.38%	Final monthly payment:	$137.97

Auction yield range:	14.20% - 34.00%	Estimated loss impact:	16.03%
Lender servicing fee:	1.00%	Estimated return:	12.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	6	First credit line:	May-2004	Debt/Income ratio:	16%
Credit score:	620-639 (Jan-2010)	Current / open credit lines:	7 / 7	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	29	Length of status:	1y 10m
Amount delinquent:	$0	Revolving credit balance:	$12,628	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	79%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	2
Screen name:	Ckent513	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 2	On-time:	10 ( 100% )	620-639 (Latest)
Principal borrowed:	$9,000.00	< mo. late:	0 ( 0% )	700-719 (Jul-2008) 700-719 (Jun-2008) 640-659 (Jul-2007)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	10
Description
Cosolidate Credit Cards
Purpose of loan:
Cosolidate Credit Cards

My financial situation:
My monthly expenses?include cell phone, mortgage, and gas. I have 3 credit cards that are completely paid off.

Monthly net income: $
1700
Monthly expenses: $
??Housing:?800
??Insurance: 0
??Car expenses: 0
??Utilities: 0
??Phone, cable, internet: 75
??Food, entertainment: 100
??Clothing, household expenses 25
??Credit cards and other loans:?0??
? Other expenses: 100
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Could you update us on your job situation? Also, you are wanting to consolidate credit cards but your budget shows no monthly payment for your cc's. Finally, your debt is increasing with time. Can you explain? - GeoLender
A: I still currently work for the Department of Justice. Barring some unforeseen circumstances, my job situation should not change for quite a while. I do budget monthly for my CC's it was just a mistake that, that was not added. It's around $500 a month. My debt increased recently because I had just purchased a house, and all the money spent on the house went to my CC's, which with the help of this loan and the $8000 tax credit I will get this year should wipe it out completely. (Jan-06-2010)
Q: Hi, Good job on paying your other Prosper loans, Well Done - DasMula
A: Thank you (Jan-08-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

JustMee	$25.00	$25.00	1/6/2010 4:43:45 PM
Steveington	$49.64	$49.64	1/7/2010 8:58:45 AM
lepolgr	$50.00	$50.00	1/7/2010 8:47:19 AM
fuzed	$25.00	$25.00	1/8/2010 7:51:02 AM
loss-of-control	$25.00	$25.00	1/9/2010 4:53:40 PM
Lefty_the_Lender	$25.00	$25.00	1/10/2010 1:23:24 PM
spiff666	$25.00	$25.00	1/10/2010 5:29:28 PM
Onlyhappycustomers	$25.00	$25.00	1/11/2010 5:30:05 PM
eronyc	$25.00	$25.00	1/11/2010 5:29:44 PM
felicity-daydream	$50.00	$50.00	1/12/2010 12:37:00 PM
credit-missile	$50.00	$50.00	1/12/2010 2:29:24 PM
eboomer2611	$25.00	$25.00	1/12/2010 7:32:56 PM
Kash2010lu	$25.00	$25.00	1/12/2010 7:46:05 PM
Spinnaker	$50.00	$50.00	1/12/2010 9:36:17 PM
reflective-rupee	$25.00	$25.00	1/12/2010 9:58:33 PM
order-bee1	$25.00	$25.00	1/13/2010 2:13:27 AM
DenimCapital	$250.00	$250.00	1/13/2010 8:14:15 AM
Capit0l	$25.00	$25.00	1/13/2010 8:04:21 AM
PotBellyPete	$40.00	$40.00	1/13/2010 7:41:43 AM
squarebob	$25.00	$25.00	1/13/2010 11:59:00 AM
dudebrah	$26.00	$26.00	1/13/2010 11:14:39 AM
Tono	$30.00	$30.00	1/13/2010 12:16:42 PM
Your_Bank	$25.00	$25.00	1/13/2010 12:37:02 PM
quest0	$50.00	$50.00	1/13/2010 2:34:54 PM
five-star-note	$75.00	$75.00	1/13/2010 3:05:04 PM
Skeptical-one	$150.00	$150.00	1/13/2010 2:51:27 PM
Laxa	$25.00	$25.00	1/13/2010 1:16:43 PM
DasMula	$100.00	$100.00	1/13/2010 3:28:51 PM
ultimate-peace	$300.00	$59.27	1/13/2010 3:08:02 PM
unger	$50.00	$50.00	1/13/2010 3:30:56 PM
wild-orange	$25.00	$25.00	1/13/2010 2:59:16 PM
SolarMoonshine	$50.00	$50.00	1/6/2010 6:00:25 PM
JGuide	$25.00	$25.00	1/6/2010 7:59:36 PM
Bob450	$25.00	$25.00	1/6/2010 8:51:32 PM
pietro_torna_indietro	$52.09	$52.09	1/7/2010 5:08:04 PM
reflective-rupee	$50.00	$50.00	1/8/2010 3:36:06 PM
LoanDiva	$350.00	$350.00	1/8/2010 11:28:53 PM
rmpedi33	$50.00	$50.00	1/9/2010 3:38:21 PM
squarebob	$25.00	$25.00	1/10/2010 12:30:55 PM
realtormoises	$25.00	$25.00	1/11/2010 9:39:10 AM
twjh	$25.00	$25.00	1/11/2010 1:09:05 PM
red-favorable-basis	$25.00	$25.00	1/11/2010 1:23:07 PM
twjh	$25.00	$25.00	1/11/2010 1:43:28 PM
credit-missile	$100.00	$100.00	1/11/2010 9:32:20 PM
EngineersAlliance	$25.00	$25.00	1/11/2010 10:26:07 PM
wonderous-power	$25.00	$25.00	1/12/2010 1:48:21 AM
supreme-hope	$25.00	$25.00	1/12/2010 8:15:25 AM
fuzed	$25.00	$25.00	1/12/2010 10:00:46 AM
BrighterSuns	$25.00	$25.00	1/12/2010 6:30:57 PM
Moe87	$25.00	$25.00	1/12/2010 6:59:09 PM
martymaniaman	$50.00	$50.00	1/13/2010 6:09:23 AM
credit-missile	$50.00	$50.00	1/13/2010 7:09:21 AM
nickel-pipeline	$33.00	$33.00	1/13/2010 10:33:57 AM
Snoopylover	$25.00	$25.00	1/13/2010 10:59:42 AM
shrewd-income	$25.00	$25.00	1/13/2010 12:55:45 PM
RecoveryLender	$25.00	$25.00	1/13/2010 11:23:56 AM
fund-dragster	$50.00	$50.00	1/13/2010 12:37:20 PM
piter-to-la-investment	$50.00	$50.00	1/13/2010 11:59:15 AM
innovator2	$25.00	$25.00	1/13/2010 12:08:00 PM
IFGINVEST	$25.00	$25.00	1/13/2010 1:18:10 PM
exchange-cowbell5	$200.00	$200.00	1/13/2010 3:23:13 PM
spc91x	$25.00	$25.00	1/13/2010 2:54:19 PM
dorypro	$35.00	$35.00	1/13/2010 1:34:30 PM
five-star-note	$100.00	$100.00	1/13/2010 3:11:35 PM
nickel-master	$50.00	$50.00	1/13/2010 3:28:38 PM
vest_vortex	$25.00	$25.00	1/13/2010 3:31:41 PM
66 bids
Borrower Payment Dependent Notes Series 441540
This series of Notes was issued and sold upon the funding of the borrower loan #40518, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jan-08-2010
				Auction end date:	Jan-14-2010

Starting lender yield:	25.07%	Starting borrower rate/APR:	26.07% / 30.00%	Starting monthly payment:	$40.33
Final lender yield:	25.07%	Final borrower rate/APR:	26.07% / 30.00%	Final monthly payment:	$40.33

Auction yield range:	8.06% - 25.07%	Estimated loss impact:	8.60%
Lender servicing fee:	1.00%	Estimated return:	16.47%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Oct-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Jan-2010)	Current / open credit lines:	7 / 5	Employment status:	Self-employed
Now delinquent:	1	Total credit lines:	38	Length of status:	2y 11m
Amount delinquent:	$0	Revolving credit balance:	$0	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	14	Homeownership:	No
Inquiries last 6m:	0
Screen name:	funds-supergiant	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
cash to complete rental property
Purpose of loan:
This loan will be used to?
We have purchased a foreclosed home and we are currently fixing up the property to resell

My financial situation:
I am a good candidate for this loan because??
I am responsible and I work until the job is done..
the house is ready to be repaired and resold.

Monthly net income: $ 6270

Monthly expenses: $
??Housing: $ 800
??Insurance: $ 108
??Car expenses: $?200
??Utilities: $ 200
??Phone, cable, internet: $ 200
??Food, entertainment: $ 400
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 120
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

Bob450	$25.00	$25.00	1/8/2010 8:34:55 PM
cash-spinner	$50.00	$50.00	1/11/2010 10:41:51 AM
toxicbutterfly	$25.00	$25.00	1/11/2010 4:39:51 PM
Bomber	$27.26	$27.26	1/13/2010 10:34:54 AM
exchange-cowbell5	$200.00	$200.00	1/13/2010 3:17:22 PM
saysana	$25.00	$25.00	1/13/2010 9:29:11 PM
economy-festivity	$25.00	$25.00	1/14/2010 4:42:57 AM
gunderstone	$100.00	$100.00	1/14/2010 10:57:02 AM
gunderstone	$100.00	$100.00	1/14/2010 11:03:39 AM
steady-dime	$63.24	$63.24	1/14/2010 10:30:29 AM
investment-comet	$25.00	$25.00	1/14/2010 11:22:58 AM
new-poetic-transaction	$25.00	$21.29	1/14/2010 1:02:01 PM
brginhuntr	$38.21	$38.21	1/11/2010 10:22:56 AM
IcedMochaFund	$25.00	$25.00	1/11/2010 12:47:39 PM
BSr	$25.00	$25.00	1/13/2010 3:58:42 AM
umfan123	$25.00	$25.00	1/13/2010 7:22:00 AM
loan-fate	$100.00	$100.00	1/13/2010 10:53:17 AM
balanced-balance6	$25.00	$25.00	1/13/2010 11:22:59 AM
18th_beachbum	$25.00	$25.00	1/13/2010 6:25:10 PM
realtormoises	$25.00	$25.00	1/14/2010 1:29:52 PM
IASKGOD	$25.00	$25.00	1/14/2010 1:49:01 PM
21 bids
Borrower Payment Dependent Notes Series 441678
This series of Notes was issued and sold upon the funding of the borrower loan #40506, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	25.0%	Auction start date:	Jan-08-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.73%	Starting monthly payment:	$67.85
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.73%	Final monthly payment:	$67.85

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	27.01%
Lender servicing fee:	1.00%	Estimated return:	6.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	3	First credit line:	Sep-1993	Debt/Income ratio:	11%
Credit score:	600-619 (Jan-2010)	Current / open credit lines:	8 / 2	Employment status:	Full-time employee
Now delinquent:	1	Total credit lines:	33	Length of status:	1y 7m
Amount delinquent:	$24	Revolving credit balance:	$0	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	29	Homeownership:	No
Inquiries last 6m:	0
Screen name:	chantelmd	Borrower's state:	Colorado	Borrower's group:	Second Chances Group
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	33 ( 92% )	600-619 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	3 ( 8% )	(Feb-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
New Beginning-Debt Free & Divorced!
In some ways I am just like many Americans who are trying to repair a credit history tarnished by a difficult divorce. Yet in other ways I distinguish myself in that I have also spent the last 12 years of my life dedicated to giving to others. I lived in Sri Lanka for 6 months campaigning against pedophilia and counseling victims. I have directed children?s services for two non-profits serving kids with emotional and behavioral problems and with developmental disabilities. Maybe it?s my dedication to working with kids that everyone else has given up on that makes me think that I deserve a second chance to rebuild my credit and have a fresh start. Giving to others is important to me, and I know that with improved credit I will better be able to give back to those who need it. I have been a director for a non-profit in Colorado for almost 2 years. Prior to that, I was with the same agency in Florida for 8 years. You will notice that although my credit score is low, my debt to income ratio is not bad so servicing this loan will not be a problem. I am seeking a loan?to pay off my debts and rebuild my credit following a difficult divorce. Thanks for reading, and thanks allowing me to have a second chance to rebuild my credit and to help me in being able to give back to others in a meaningful way in the future.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Why are you doing 'flash funding'? Don't you want the credit rate to be bid lower? - JGuide
A: I was advised to do this due to my low credit score. I was told it would increase my chances of getting a loan. (Jan-12-2010)
Q: Explain the 2 late payments - Capit0l
A: The late payments were due to miscommunication while dividing assets/bills during my divorce. Additionally, it was difficult for me to transition to one income after the divorce. I fell behind. My monthly income is more than enough to cover my bills, however playing catch and having some minimal debts make it difficult. This loan would pay off my last debts and let me be caught up and able to stand on my own two feet while rebuilding my credit. (Jan-12-2010)
Q: monthly net income? And.........see my page please. - Tono
A: My monthly net income is $2300. My monthly bills/expenses (after paying off my debts) will be $1900. (Jan-13-2010)
Q: What are the current debts that this loan would pay off? - seadogs
A: This loan would pay off a mastercard of $500, a payday loan of $500, and catch up my student loan payments of $500. (Jan-13-2010)
4 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

unk1911	$25.00	$25.00	1/8/2010 4:40:25 PM
frugalinvestor20	$25.00	$25.00	1/8/2010 4:40:39 PM
MTMoney	$50.00	$50.00	1/8/2010 8:53:24 PM
chameleon125	$50.00	$50.00	1/9/2010 9:47:02 AM
Iceman1347	$25.00	$25.00	1/10/2010 10:08:43 PM
exchange-cowbell5	$150.00	$150.00	1/12/2010 7:36:59 PM
Catz_aplenty	$28.21	$28.21	1/13/2010 12:18:26 PM
Spraydawg	$200.00	$200.00	1/13/2010 3:30:05 PM
OldManP	$25.00	$25.00	1/9/2010 4:23:19 PM
periko	$50.00	$50.00	1/9/2010 10:47:12 PM
helaman	$25.00	$25.00	1/10/2010 7:13:37 PM
gbruenin	$28.48	$28.48	1/10/2010 4:40:45 PM
bobd32	$25.00	$25.00	1/11/2010 10:51:13 AM
twjh	$25.00	$25.00	1/11/2010 1:16:37 PM
vegibenz	$25.00	$25.00	1/11/2010 2:15:26 PM
toxicbutterfly	$25.00	$25.00	1/11/2010 2:38:56 PM
Engineer44	$25.00	$20.37	1/11/2010 4:04:24 PM
Flying_Tilapia	$50.00	$50.00	1/12/2010 8:59:48 AM
mrxtravis	$57.94	$57.94	1/12/2010 5:33:51 PM
DenimCapital	$200.00	$200.00	1/12/2010 6:40:59 PM
umfan123	$25.00	$25.00	1/13/2010 7:20:08 AM
realtormoises	$25.00	$25.00	1/13/2010 8:38:25 AM
Tono	$40.00	$40.00	1/13/2010 2:47:43 PM
ultimate-peace	$300.00	$300.00	1/13/2010 3:31:44 PM
24 bids
Borrower Payment Dependent Notes Series 441712
This series of Notes was issued and sold upon the funding of the borrower loan #40507, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$9,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	2.1%	Auction start date:	Jan-11-2010
				Auction end date:	Jan-18-2010

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 20.21%	Starting monthly payment:	$325.37
Final lender yield:	8.35%	Final borrower rate/APR:	9.35% / 11.45%	Final monthly payment:	$287.67

Auction yield range:	4.06% - 17.00%	Estimated loss impact:	2.12%
Lender servicing fee:	1.00%	Estimated return:	6.23%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	9	First credit line:	Sep-1989	Debt/Income ratio:	32%
Credit score:	780-799 (Jan-2010)	Current / open credit lines:	6 / 6	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	8y 0m
Amount delinquent:	$0	Revolving credit balance:	$8,581	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	32%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	unrelenting-asset0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Taking Charge of My Credit!
Purpose of loan:
This loan will be used to? consolidate 3 credit cards that charge high interest rates.? The interest rates were raised but not due to lack of payment or deficiencies on my part.? This loan is not for any future purchases just strictly for debt consolidation.

My financial situation:
I am a good candidate for this loan because? I am a single, professional female who is responsible and trying to be smart and financially secure.? I take pride in my accomplishments, and my financial security and reputation are important.? I have no dependents.? I am a tenured instructor at the local community college.
Information in the Description is not verified.
Friends And Family Winning Bids
OtownLender has bid a total of $550.00 in winning bids.
"unrelenting-asset0 is a great bet. She has a very stable job in this rough economy and is positioned well to make her payments. I have known her for several years now and occasionally advised her on financial matters, which allows me to comfortably make these remarks. I am quite confident in her, and as you can see I am putting my own money up as proof of that. Please join me in funding this loan."
1 friends and family winning bid
Information in Questions and Answers is not verified
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

evaglamazon	$25.00	$25.00	1/11/2010 3:58:01 PM
HamachiMan	$25.00	$25.00	1/11/2010 3:58:12 PM
friendly-return7	$25.00	$25.00	1/11/2010 3:58:21 PM
cash-boots	$25.00	$25.00	1/11/2010 3:58:43 PM
scottr	$25.00	$25.00	1/11/2010 3:57:56 PM
NATIVEBORN	$25.00	$25.00	1/11/2010 3:59:49 PM
woodenshoes	$25.00	$25.00	1/11/2010 3:58:08 PM
Tradesmanlender	$25.00	$25.00	1/11/2010 3:58:30 PM
calm-deal7	$30.00	$30.00	1/11/2010 4:00:50 PM
slartibardfast	$25.00	$25.00	1/11/2010 3:58:38 PM
kenji4861	$25.00	$25.00	1/11/2010 4:01:19 PM
seattleslug	$25.00	$25.00	1/11/2010 3:59:43 PM
selfmademan	$25.00	$25.00	1/11/2010 4:01:29 PM
egw	$25.00	$25.00	1/11/2010 4:04:26 PM
Rob717171	$25.00	$25.00	1/11/2010 4:05:09 PM
epch	$25.00	$25.00	1/11/2010 4:07:13 PM
zeelender	$25.00	$25.00	1/11/2010 4:08:55 PM
harmonious-yield	$25.00	$25.00	1/11/2010 4:08:44 PM
coin-enclave	$25.00	$25.00	1/11/2010 4:11:05 PM
awe53	$25.00	$25.00	1/11/2010 4:09:10 PM
chekat	$25.00	$25.00	1/11/2010 4:11:11 PM
ohnezweck	$25.00	$25.00	1/11/2010 4:11:37 PM
thefiringzod	$25.00	$25.00	1/11/2010 4:10:30 PM
first-fund-empenada	$25.00	$25.00	1/11/2010 4:12:13 PM
bigphish	$25.00	$25.00	1/11/2010 4:12:04 PM
paymentologist	$25.00	$25.00	1/11/2010 4:11:35 PM
punctual-power7	$25.00	$25.00	1/11/2010 4:13:55 PM
elegant-income3	$30.00	$30.00	1/11/2010 4:14:07 PM
felicity-synapse	$25.00	$25.00	1/11/2010 4:13:07 PM
aasx1108	$25.00	$25.00	1/11/2010 4:13:43 PM
benefit-squirrel	$30.00	$30.00	1/11/2010 4:15:28 PM
bchen78875	$25.00	$25.00	1/11/2010 4:15:12 PM
wayman	$50.00	$50.00	1/11/2010 4:15:18 PM
E_G	$30.00	$30.00	1/11/2010 4:14:40 PM
flopcat	$25.00	$25.00	1/11/2010 4:16:56 PM
kchen486	$25.00	$25.00	1/11/2010 4:16:17 PM
klinebarger	$25.00	$25.00	1/11/2010 4:15:57 PM
techvet	$25.00	$25.00	1/11/2010 4:16:27 PM
Banker7371	$25.00	$25.00	1/11/2010 4:17:32 PM
brazilofmux	$100.00	$100.00	1/11/2010 4:17:04 PM
KiwiElf	$25.00	$25.00	1/11/2010 4:17:15 PM
gulch	$25.00	$25.00	1/11/2010 4:17:22 PM
18th_beachbum	$25.00	$25.00	1/11/2010 4:18:26 PM
Katburg	$35.00	$35.00	1/11/2010 4:18:32 PM
puifais	$25.00	$25.00	1/11/2010 4:18:45 PM
aventurer	$25.00	$25.00	1/11/2010 4:17:58 PM
yield-hero4	$25.00	$25.00	1/11/2010 4:18:11 PM
larrybird	$100.00	$100.00	1/11/2010 4:18:14 PM
PocketAces	$25.00	$25.00	1/11/2010 4:19:06 PM
The-CAPS-fan	$30.00	$30.00	1/11/2010 4:19:15 PM
studious-listing8	$25.00	$25.00	1/11/2010 4:19:21 PM
Steveoo1	$25.00	$25.00	1/11/2010 4:18:56 PM
value-pole	$25.00	$25.00	1/11/2010 4:19:57 PM
lloyd_s	$25.00	$25.00	1/11/2010 4:19:47 PM
Clambake	$50.00	$50.00	1/11/2010 4:20:14 PM
ThomasCrown	$30.00	$30.00	1/11/2010 4:20:42 PM
Macinvest	$25.00	$25.00	1/11/2010 4:21:07 PM
tom48l	$25.00	$25.00	1/11/2010 4:21:13 PM
xstreamin	$25.00	$25.00	1/11/2010 4:20:35 PM
bowdish1	$100.00	$88.20	1/11/2010 4:21:41 PM
reward-adventure	$25.00	$25.00	1/11/2010 4:21:22 PM
Carpetkid	$25.00	$25.00	1/11/2010 4:21:28 PM
OtownLender	$125.00	$125.00	1/11/2010 5:51:56 PM
OtownLender	$50.00	$50.00	1/11/2010 6:19:39 PM
elegant-income3	$50.00	$50.00	1/11/2010 9:21:59 PM
wonderous-power	$25.00	$25.00	1/12/2010 1:33:04 AM
1SteelerFan	$35.00	$35.00	1/11/2010 11:05:51 PM
Oak-Parker	$25.00	$25.00	1/12/2010 12:52:19 AM
jrhinomo	$35.00	$35.00	1/11/2010 10:34:57 PM
powerful-finance7	$25.00	$25.00	1/12/2010 2:46:41 AM
HelpFromNY	$100.00	$100.00	1/12/2010 8:33:51 AM
mason5	$25.00	$25.00	1/12/2010 10:29:23 AM
qcksilvr20	$50.00	$50.00	1/12/2010 10:27:51 AM
CC911	$25.00	$25.00	1/13/2010 6:29:48 AM
Cherrypicker	$50.00	$50.00	1/14/2010 6:59:03 AM
martymaniaman	$25.00	$25.00	1/14/2010 7:42:51 AM
TJRCapital	$30.00	$30.00	1/14/2010 5:50:28 AM
mikeandcat	$50.00	$50.00	1/14/2010 9:49:00 AM
word140	$25.00	$25.00	1/14/2010 3:27:16 PM
grasscutter	$50.00	$50.00	1/14/2010 4:10:09 PM
oldrebel	$25.00	$25.00	1/14/2010 6:01:17 PM
bank-examiner	$25.00	$25.00	1/15/2010 10:11:05 AM
Charmart	$25.00	$25.00	1/15/2010 12:23:10 PM
Buffer10	$100.00	$100.00	1/15/2010 12:51:38 PM
RandyL3	$49.88	$49.88	1/15/2010 5:41:40 PM
squarebob	$25.00	$25.00	1/15/2010 5:53:29 PM
myidear	$25.00	$25.00	1/16/2010 4:47:02 AM
TommyTucker	$50.00	$50.00	1/15/2010 9:05:17 PM
socal-lender	$25.00	$25.00	1/15/2010 7:57:42 PM
hope-lionheart1	$25.00	$25.00	1/15/2010 10:17:01 PM
la_tim	$50.00	$50.00	1/16/2010 6:54:21 AM
Richmp412	$25.00	$25.00	1/16/2010 6:50:11 AM
mlovese	$25.00	$25.00	1/16/2010 10:08:42 AM
supasonic	$100.00	$100.00	1/16/2010 11:52:19 AM
Doohickey415	$25.00	$25.00	1/16/2010 2:28:24 PM
r1w	$36.00	$36.00	1/16/2010 11:51:41 AM
AsianDragon	$100.00	$100.00	1/16/2010 4:54:19 PM
blindtaxidriver	$25.00	$25.00	1/16/2010 9:48:39 PM
SCD	$25.00	$25.00	1/16/2010 7:40:16 PM
johnpmid	$25.00	$25.00	1/17/2010 7:22:37 PM
mark1017-31	$25.00	$25.00	1/17/2010 3:17:44 PM
RIVERBEND	$25.00	$25.00	1/18/2010 5:20:17 AM
blackstar	$25.00	$25.00	1/18/2010 5:38:45 AM
BankofPaul	$25.00	$25.00	1/18/2010 6:48:30 AM
missgina	$30.00	$30.00	1/18/2010 6:19:49 AM
SafeSaxa	$53.14	$53.14	1/18/2010 9:58:57 AM
jybank	$50.00	$50.00	1/18/2010 12:16:47 PM
VBPlayer	$30.00	$30.00	1/18/2010 1:43:11 PM
Photoman42	$50.00	$50.00	1/18/2010 2:28:54 PM
Skiph	$25.00	$25.00	1/18/2010 12:26:40 PM
TigerForce	$25.00	$25.00	1/18/2010 1:58:05 PM
cathexis	$25.00	$25.00	1/11/2010 3:58:41 PM
first-pragmatic-note	$25.00	$25.00	1/11/2010 3:59:04 PM
Divot	$25.00	$25.00	1/11/2010 3:59:26 PM
dime-beeper	$25.00	$25.00	1/11/2010 3:57:46 PM
ibuystk	$50.00	$50.00	1/11/2010 3:59:15 PM
loanfairy	$25.00	$25.00	1/11/2010 4:00:59 PM
duty-sensai	$25.00	$25.00	1/11/2010 4:00:11 PM
wowsurfer	$25.00	$25.00	1/11/2010 3:57:58 PM
balance-voyager	$50.00	$50.00	1/11/2010 3:58:10 PM
AF-Chief	$27.00	$27.00	1/11/2010 4:01:07 PM
flwah	$25.00	$25.00	1/11/2010 3:59:11 PM
Au-Ag-Pt	$25.00	$25.00	1/11/2010 4:01:22 PM
CASHGIRL	$40.00	$40.00	1/11/2010 4:00:17 PM
neenerman	$25.00	$25.00	1/11/2010 4:01:59 PM
unk1911	$25.00	$25.00	1/11/2010 4:00:40 PM
lean-velocity	$25.00	$25.00	1/11/2010 4:02:28 PM
PHI4308	$25.00	$25.00	1/11/2010 4:02:51 PM
Nic_R	$25.00	$25.00	1/11/2010 4:05:23 PM
wanna-help	$30.00	$30.00	1/11/2010 4:05:30 PM
idriveajeep	$25.00	$25.00	1/11/2010 4:06:50 PM
archeanchaos	$25.00	$25.00	1/11/2010 4:07:47 PM
truth-companion	$25.00	$25.00	1/11/2010 4:06:26 PM
BiggestG	$25.00	$25.00	1/11/2010 4:08:25 PM
gravity-powered-air-cooled	$25.00	$25.00	1/11/2010 4:07:20 PM
BigCityLending	$25.00	$25.00	1/11/2010 4:07:34 PM
vshnay	$25.00	$25.00	1/11/2010 4:07:54 PM
martiantim	$25.00	$25.00	1/11/2010 4:10:12 PM
tlp43	$25.00	$25.00	1/11/2010 4:08:12 PM
OldProp	$25.00	$25.00	1/11/2010 4:11:09 PM
hayhelp	$25.00	$25.00	1/11/2010 4:10:49 PM
WillyBobba	$25.00	$25.00	1/11/2010 4:11:57 PM
LenderByDay	$25.00	$25.00	1/11/2010 4:11:45 PM
don8ter	$25.00	$25.00	1/11/2010 4:11:50 PM
mtquan	$25.00	$25.00	1/11/2010 4:11:27 PM
BlindJoeDeath	$25.00	$25.00	1/11/2010 4:12:48 PM
Pizza-man	$50.00	$50.00	1/11/2010 4:14:01 PM
oreyedoc	$50.00	$50.00	1/11/2010 4:12:25 PM
astute-dollar	$100.00	$100.00	1/11/2010 4:14:19 PM
Veloce	$25.00	$25.00	1/11/2010 4:13:10 PM
personal-lender	$25.00	$25.00	1/11/2010 4:14:58 PM
Diamond_Jim	$25.00	$25.00	1/11/2010 4:14:31 PM
credit-kahuna	$100.00	$100.00	1/11/2010 4:14:48 PM
duty-monger	$50.00	$50.00	1/11/2010 4:15:48 PM
payout-achievement	$40.00	$40.00	1/11/2010 4:14:55 PM
forthright-social	$25.00	$25.00	1/11/2010 4:14:13 PM
galaxy1	$25.00	$25.00	1/11/2010 4:14:26 PM
Kaj	$25.00	$25.00	1/11/2010 4:16:03 PM
note-tent	$25.00	$25.00	1/11/2010 4:16:22 PM
exact-loan5	$25.00	$25.00	1/11/2010 4:16:44 PM
hitsman	$50.00	$50.00	1/11/2010 4:15:43 PM
melodious-fairness	$25.00	$25.00	1/11/2010 4:17:13 PM
orange-courageous-dedication	$30.00	$30.00	1/11/2010 4:16:11 PM
nodrivelpls	$25.00	$25.00	1/11/2010 4:16:30 PM
SNH	$50.00	$50.00	1/11/2010 4:16:32 PM
Picopie	$50.00	$50.00	1/11/2010 4:16:38 PM
worldly-community3	$25.00	$25.00	1/11/2010 4:16:51 PM
blooming-dedication	$50.00	$50.00	1/11/2010 4:17:01 PM
dmfog	$25.00	$25.00	1/11/2010 4:18:07 PM
crazycool	$25.00	$25.00	1/11/2010 4:18:19 PM
Binan	$25.00	$25.00	1/11/2010 4:17:37 PM
DRA-Properties	$25.00	$25.00	1/11/2010 4:17:27 PM
microlendblvr	$150.00	$150.00	1/11/2010 4:17:48 PM
Prosp_Lender	$50.00	$50.00	1/11/2010 4:17:53 PM
wonderful-return5	$25.00	$25.00	1/11/2010 4:17:43 PM
kulender	$25.00	$25.00	1/11/2010 4:18:35 PM
payout-point	$50.00	$50.00	1/11/2010 4:19:26 PM
treasure-bliss	$100.00	$100.00	1/11/2010 4:18:41 PM
mikeandcat	$50.00	$50.00	1/11/2010 4:19:35 PM
commitment-forte6	$25.00	$25.00	1/11/2010 4:19:10 PM
durability-mad-scientist4	$100.00	$100.00	1/11/2010 4:19:31 PM
bonus-buddy2	$35.00	$35.00	1/11/2010 4:20:10 PM
chicco	$80.00	$80.00	1/11/2010 4:20:19 PM
miked8303	$25.00	$25.00	1/11/2010 4:19:51 PM
burgeoning-silver	$25.00	$25.00	1/11/2010 4:19:42 PM
wise-extraordinary-loot	$30.00	$30.00	1/11/2010 4:20:04 PM
hyetech	$35.00	$35.00	1/11/2010 4:20:58 PM
youqianderen	$50.00	$50.00	1/11/2010 4:20:22 PM
Dutchhunter	$50.00	$50.00	1/11/2010 4:20:48 PM
harperpotok	$100.00	$100.00	1/11/2010 4:20:52 PM
geniusj	$25.00	$25.00	1/11/2010 4:21:26 PM
Weaverville	$25.00	$25.00	1/11/2010 4:21:18 PM
bondhedger	$25.00	$25.00	1/11/2010 5:50:07 PM
OtownLender	$125.00	$125.00	1/11/2010 5:51:23 PM
OtownLender	$250.00	$250.00	1/11/2010 5:49:17 PM
JGuide	$25.00	$25.00	1/11/2010 6:34:52 PM
alben2009	$25.00	$25.00	1/11/2010 8:45:20 PM
hellasow	$25.00	$25.00	1/12/2010 12:22:11 AM
coolgenner	$25.00	$25.00	1/12/2010 3:27:16 PM
ritwik	$50.00	$50.00	1/12/2010 5:15:43 PM
SwiDaddy	$25.00	$25.00	1/12/2010 8:03:11 PM
JFalcon	$50.00	$50.00	1/13/2010 4:10:04 AM
asset-control2	$25.00	$25.00	1/13/2010 7:00:33 AM
Pickmar	$25.00	$25.00	1/13/2010 10:23:13 AM
vtr1000	$25.00	$25.00	1/13/2010 11:31:39 AM
springpanda	$25.00	$25.00	1/13/2010 1:47:02 PM
lender12345	$50.00	$50.00	1/13/2010 5:26:19 PM
wwwUniversal	$25.00	$25.00	1/13/2010 5:31:12 PM
wise-balanced-moola	$25.00	$25.00	1/13/2010 5:44:06 PM
JCMC	$25.00	$25.00	1/13/2010 7:26:26 PM
interstellar	$50.00	$50.00	1/14/2010 9:04:55 AM
agreement-bunny	$25.00	$25.00	1/14/2010 5:03:33 PM
Only_Money	$25.00	$25.00	1/14/2010 5:55:59 PM
goodcents	$25.00	$25.00	1/14/2010 6:13:27 PM
payontime1	$50.00	$50.00	1/14/2010 8:51:40 PM
payout-magician	$25.00	$25.00	1/14/2010 10:16:56 PM
squweech	$25.00	$25.00	1/15/2010 9:30:01 AM
AF-Chief	$75.00	$75.00	1/15/2010 11:33:44 AM
westend	$30.00	$30.00	1/15/2010 12:58:34 PM
generous-deal6	$28.62	$28.62	1/15/2010 2:18:33 PM
Spiv_51	$25.00	$25.00	1/16/2010 4:54:46 AM
dhallii	$36.00	$36.00	1/16/2010 8:48:17 AM
Gaelicman	$50.00	$50.00	1/16/2010 9:14:45 AM
JerryB96	$25.00	$25.00	1/16/2010 8:22:11 AM
soular21804	$25.00	$25.00	1/16/2010 9:08:24 AM
manugee	$50.00	$50.00	1/16/2010 11:32:14 AM
Sven79	$150.00	$150.00	1/16/2010 4:26:13 PM
yield-hero4	$50.00	$50.00	1/16/2010 7:27:07 PM
GarciaCompany	$25.00	$25.00	1/16/2010 8:10:39 PM
scottysidewinder	$25.00	$25.00	1/16/2010 6:32:08 PM
j352000	$27.75	$27.75	1/17/2010 1:46:48 PM
freyjabj	$50.00	$50.00	1/17/2010 8:09:11 PM
crw1950	$50.00	$50.00	1/18/2010 6:50:06 AM
Pasagam	$50.00	$50.00	1/18/2010 7:51:09 AM
rl164	$50.00	$50.00	1/18/2010 6:23:33 AM
MrMooney	$25.00	$25.00	1/18/2010 8:02:41 AM
Your_Bank	$25.00	$25.00	1/18/2010 11:37:21 AM
artist390	$100.00	$100.00	1/18/2010 9:05:17 AM
orange-finance-banker	$50.00	$50.00	1/18/2010 12:05:11 PM
drluong	$50.00	$50.00	1/18/2010 1:29:14 PM
Schwamie	$28.41	$28.41	1/18/2010 3:19:05 PM
241 bids
Borrower Payment Dependent Notes Series 441714
This series of Notes was issued and sold upon the funding of the borrower loan #40511, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,800.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	34.5%	Auction start date:	Jan-08-2010
				Auction end date:	Jan-14-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 37.45%	Starting monthly payment:	$81.42
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 37.45%	Final monthly payment:	$81.42

Auction yield range:	17.06% - 34.00%	Estimated loss impact:	36.51%
Lender servicing fee:	1.00%	Estimated return:	-2.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	1	First credit line:	Aug-2001	Debt/Income ratio:	44%
Credit score:	600-619 (Jan-2010)	Current / open credit lines:	9 / 9	Employment status:	Full-time employee
Now delinquent:	7	Total credit lines:	34	Length of status:	8y 11m
Amount delinquent:	$1,333	Revolving credit balance:	$907	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	0%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	16	Homeownership:	No
Inquiries last 6m:	2
Screen name:	JOEHIPP2	Borrower's state:	Virginia	Borrower's group:	HARD MONEY LOANS
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	34 ( 94% )	600-619 (Latest)
Principal borrowed:	$2,000.00	< mo. late:	2 ( 6% )	520-539 (Dec-2006) 520-539 (Nov-2006) 460-479 (Nov-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
Pay off high line of credit
Purpose of loan:
This loan will be used to? Pay off a very high interest revolving line of credit. The balance on this line of credit is $1778.64 and I am paying $446.07 twice a month. I keep having to withdrawl more money from it just to make end meet.

My financial situation:
I am a good candidate for this loan because? I have a steady, reliable income. I have been active duty military for almost 9 years (February 2001). My current enlistment is not up until 2013 and I plan to reenlist and retire from the Army.

Monthly net income: $ 4800

Monthly expenses: $
??Housing: $ 875
??Insurance: $ 54
??Car expenses: $?500
??Utilities: $?140
??Phone, cable, internet: $?200
??Food, entertainment: $?600
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 1600 (which will be lowered to 710 if?I am able to pay off line of credit)
??Other expenses: $ 150 (diapers and formula, etc)
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: Please explain the 16 delinquinces shows on your listing. Please answer publicly. Thank, and good luck on your listing. - tigercat
A: These are credit cards that have been charged off. For the past three years I have taken my entire tax refund and paid the settlement amounts. I have no excuse for the delinquenes other than "being young and dumb". My credit score has been raised by more than 80 points recently. Being more mature now, I know the value of credit and have done my best to make sure that all my bills are paid on time. (Jan-09-2010)
Q: explain the 2 late payments on your 1st prosper loan - Capit0l
A: The first one was a bank mistake. I had lost my wallet and asked for my ATM card to be put on hold and the bank put a hold on my entire account instead of just the card. On the second late payment, I needed to buy alot of military gear. I had very short notice of my deployment overseas and wasnot able to budget the gear in along with all of my normal bills. The gear was a must-have and so I had to be late on a payment. (Jan-13-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

frugalinvestor20	$25.00	$25.00	1/8/2010 4:40:40 PM
unk1911	$25.00	$25.00	1/8/2010 4:41:56 PM
RetirementMoney	$100.00	$100.00	1/10/2010 12:23:10 PM
reflective-rupee	$25.00	$25.00	1/10/2010 7:29:43 PM
Skeptical-one	$25.00	$25.00	1/11/2010 8:30:44 AM
toxicbutterfly	$25.00	$25.00	1/11/2010 2:46:00 PM
RetirementMoney	$50.00	$50.00	1/11/2010 6:56:17 PM
RetirementMoney	$50.00	$50.00	1/12/2010 6:38:11 PM
RetirementMoney	$100.00	$100.00	1/13/2010 7:45:44 AM
Tono	$25.00	$25.00	1/13/2010 12:48:51 PM
DenimCapital	$25.00	$25.00	1/13/2010 6:19:52 PM
five-star-note	$150.00	$150.00	1/13/2010 7:22:15 PM
nodebt2012	$200.00	$200.00	1/13/2010 8:48:02 PM
jeffe43	$50.00	$50.00	1/13/2010 8:58:11 PM
quickstep	$200.00	$200.00	1/14/2010 3:10:51 AM
DasMula	$50.00	$50.00	1/8/2010 5:07:49 PM
Bob450	$25.00	$25.00	1/8/2010 5:27:22 PM
RetirementMoney	$100.00	$100.00	1/10/2010 12:22:55 PM
shrewd-asset	$25.00	$25.00	1/10/2010 11:26:29 PM
reflective-rupee	$25.00	$25.00	1/10/2010 7:30:51 PM
econgineer	$25.00	$25.00	1/11/2010 10:57:43 AM
SolarMoonshine	$25.00	$25.00	1/11/2010 6:17:08 PM
JGuide	$25.00	$25.00	1/11/2010 6:54:06 PM
exchange-cowbell5	$150.00	$150.00	1/12/2010 7:41:38 PM
walkinonwater	$25.00	$25.00	1/12/2010 9:55:09 PM
DenimCapital	$50.00	$50.00	1/13/2010 8:26:26 AM
alluring-yield5	$35.00	$35.00	1/13/2010 11:02:24 AM
Capit0l	$25.00	$25.00	1/13/2010 3:50:14 PM
heerzaquestion	$25.00	$25.00	1/13/2010 5:51:25 PM
DenimCapital	$25.00	$25.00	1/13/2010 6:19:38 PM
heerzaquestion	$25.00	$25.00	1/13/2010 5:49:45 PM
bondhedger	$25.00	$25.00	1/13/2010 7:56:12 PM
quickstep	$40.00	$40.00	1/14/2010 3:11:57 AM
33 bids
Borrower Payment Dependent Notes Series 441836
This series of Notes was issued and sold upon the funding of the borrower loan #40515, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.0%	Auction start date:	Jan-11-2010
				Auction end date:	Jan-14-2010

Starting lender yield:	22.70%	Starting borrower rate/APR:	23.70% / 25.99%	Starting monthly payment:	$97.69
Final lender yield:	22.00%	Final borrower rate/APR:	23.00% / 25.28%	Final monthly payment:	$96.77

Auction yield range:	8.06% - 22.70%	Estimated loss impact:	8.52%
Lender servicing fee:	1.00%	Estimated return:	13.48%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	8	First credit line:	Jan-1997	Debt/Income ratio:	26%
Credit score:	720-739 (Jan-2010)	Current / open credit lines:	8 / 8	Employment status:	Full-time employee
Now delinquent:	0	Total credit lines:	28	Length of status:	15y 2m
Amount delinquent:	$0	Revolving credit balance:	$19,752	Occupation:	Military Enlisted
Public records last 12m / 10y:	0/ 0	Bankcard utilization:	101%	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Homeownership:	Yes
Inquiries last 6m:	0
Screen name:	point-pizza	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Reduction Plan
Purpose of loan:
This loan will be used to? pay off current loan note which has a $172/month payment. This prosper loan payment should be $100/month or less so the extra $72 or so would be applied to a high interest rate credit card. Once that card is paid down I will attack the next highest rate card I have. I plan to continue this type of debt attack plan until my debt is paid off.

My financial situation:
I am a good candidate for this loan because? Placing myself in your shoes as the lender, there isn't much I can say that you haven't probably already heard.? I am a Chief Petty Officer in the United States Navy. I am married (17yrs now) with a teenager and a preteen. My family comes first.? When I was younger, 15yrs or so ago, I got into debt by applying for ever credit card offer that came in the mail. I learned my lesson about debt and now I know there is a light at the end of the tunnel. I've spent that last 10yrs being more fiscally responsible and this loan will help add life to a debt attack plan.? Thank you for your consideration.
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
This borrower has not publicly answered any questions from lenders.
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

robot777	$40.00	$40.00	1/11/2010 4:24:46 PM
FinDoc	$25.00	$25.00	1/11/2010 5:29:48 PM
Bob450	$50.00	$50.00	1/11/2010 9:27:15 PM
hellasow	$25.00	$25.00	1/12/2010 12:28:19 AM
fuzed	$25.00	$25.00	1/12/2010 10:04:48 AM
Delta-Kilo-7K	$26.55	$26.55	1/12/2010 5:01:02 PM
RetirementMoney	$100.00	$100.00	1/12/2010 6:05:19 PM
SolarMoonshine	$25.00	$25.00	1/12/2010 6:14:21 PM
exchange-cowbell5	$300.00	$133.11	1/12/2010 7:40:27 PM
Sol_Invictus	$25.00	$25.00	1/13/2010 4:43:23 AM
Ven58	$25.00	$25.00	1/13/2010 2:10:22 AM
impeccable-compassion	$25.00	$25.00	1/13/2010 9:41:11 AM
nickel-pipeline	$37.00	$37.00	1/13/2010 10:07:41 AM
reflective-rupee	$25.00	$25.00	1/13/2010 3:00:47 PM
ALFLoan	$25.00	$25.00	1/13/2010 1:23:04 PM
cashhelp	$25.00	$25.00	1/13/2010 1:26:06 PM
Unitas4302	$100.00	$100.00	1/13/2010 4:20:39 PM
vine99	$75.00	$75.00	1/13/2010 5:59:00 PM
wise-balanced-moola	$25.00	$25.00	1/13/2010 4:44:02 PM
charming-point	$300.00	$300.00	1/14/2010 10:37:03 AM
buffalobills	$25.00	$25.00	1/14/2010 8:03:59 AM
rustysailor	$25.00	$25.00	1/14/2010 11:05:18 AM
Cashew6	$200.00	$200.00	1/14/2010 11:43:23 AM
scottr	$25.00	$25.00	1/14/2010 12:49:57 PM
CornerKetch	$25.00	$25.00	1/14/2010 12:58:16 PM
Hawkeyebank	$25.00	$25.00	1/14/2010 2:07:08 PM
zento	$25.00	$25.00	1/14/2010 2:55:12 PM
Credit4Talent	$37.98	$37.98	1/14/2010 4:11:21 PM
GABC-1	$40.00	$40.00	1/14/2010 4:37:30 PM
caseattle	$25.00	$25.00	1/11/2010 4:46:09 PM
lucrative-loan	$50.00	$50.00	1/11/2010 6:01:53 PM
JGuide	$25.00	$25.00	1/11/2010 7:21:10 PM
reflective-rupee	$25.00	$25.00	1/11/2010 9:21:19 PM
dorypro	$25.00	$25.00	1/12/2010 6:45:42 AM
EretzCapital	$50.00	$50.00	1/12/2010 10:47:38 AM
felicity-daydream	$50.00	$50.00	1/12/2010 1:00:25 PM
Tingali	$25.00	$25.00	1/12/2010 11:46:43 AM
durability-halibut	$25.00	$25.00	1/12/2010 5:06:13 PM
Bank_Of_XL	$100.00	$100.00	1/13/2010 5:42:50 AM
Pickmar	$25.00	$25.00	1/13/2010 10:28:47 AM
roja	$25.00	$25.00	1/13/2010 10:52:31 AM
boredlv	$25.00	$25.00	1/13/2010 1:06:09 PM
circustab	$50.00	$50.00	1/13/2010 3:39:59 PM
Tc11902	$25.00	$25.00	1/13/2010 4:01:23 PM
twjh	$25.00	$25.00	1/13/2010 4:43:50 PM
AtlantistoXanadu	$50.00	$50.00	1/13/2010 5:41:54 PM
building_community	$25.00	$25.00	1/13/2010 10:49:53 PM
bondhedger	$25.00	$25.00	1/13/2010 8:00:04 PM
mercuriant	$25.00	$25.00	1/14/2010 9:43:43 AM
Syzygy	$25.00	$25.00	1/14/2010 9:57:43 AM
FinanceEngine	$25.00	$25.00	1/14/2010 10:50:30 AM
Lefty_the_Lender	$25.00	$25.00	1/14/2010 2:37:29 PM
trumpeter5	$100.00	$100.00	1/14/2010 3:29:57 PM
heerzaquestion	$25.00	$25.00	1/14/2010 4:04:48 PM
Sonihal	$35.36	$35.36	1/14/2010 4:24:34 PM
55 bids
Borrower Payment Dependent Notes Series 441930
This series of Notes was issued and sold upon the funding of the borrower loan #40505, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$1,250.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.7%	Auction start date:	Jan-11-2010
				Auction end date:	Jan-13-2010

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.30%	Starting monthly payment:	$56.55
Final lender yield:	34.00%	Final borrower rate/APR:	35.00% / 38.30%	Final monthly payment:	$56.55

Auction yield range:	14.06% - 34.00%	Estimated loss impact:	16.27%
Lender servicing fee:	1.00%	Estimated return:	17.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans. The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score:	7	First credit line:	Dec-1990	Debt/Income ratio:	29%
Credit score:	620-639 (Jan-2010)	Current / open credit lines:	15 / 11	Employment status:	Full-time employee
Now delinquent:	2	Total credit lines:	39	Length of status:	21y 6m
Amount delinquent:	$11,833	Revolving credit balance:	$5,776	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Bankcard utilization:	91%	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	17	Homeownership:	No
Inquiries last 6m:	0
Screen name:	DanRocker	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	36 ( 100% )	620-639 (Latest)
Principal borrowed:	$2,350.00	< mo. late:	0 ( 0% )	540-559 (Mar-2008) 600-619 (Dec-2006)
Principal balance:	$0.00	1+ mo. late:	0 ( 0% )
Total payments billed:	36
Description
New Loan
Purpose of loan:
To pay off more credit cards.

My financial situation:
It's getting much better.
Monthly net income: $ 2500

Monthly expenses: $ 1650
??Housing: $ 600
??Insurance: $ 150
??Car expenses: $ 0
??Utilities: $ 200
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 300
??Other expenses: $ 0
Information in the Description is not verified.
Friends And Family Winning Bids
This member has no winning bids from friends and family.
Questions & Answers
Q: What is the current DQ and what are you doing to rectify it. Also, how do you account for the large amount of past DQs? thank you. - DenimCapital
A: Trying to consolidate 3 credit cards so I don't have to make a payment on them so I can target on being less deliquent. (Jan-13-2010)
Q: I like that you paid your previous loan, but what's with the dq? Can you please provide some more color of your situation and how you can ensure your lenders will be paid off? Thank you. - DenimCapital
A: I'm eliminating 3 credit card payments in order to pay the loan off. (Jan-13-2010)
2 question & answer
Information in Questions and Answers is not verified
Winning Bids
Bidder	Amount Bid	Amount Winning	Bid Date (PT)

flexible-economy2	$100.00	$100.00	1/11/2010 4:55:58 PM
toxicbutterfly	$25.00	$25.00	1/11/2010 4:59:08 PM
mrxtravis	$47.59	$47.59	1/11/2010 6:23:43 PM
Bob450	$25.00	$25.00	1/11/2010 9:02:29 PM
Aberdeen	$300.00	$300.00	1/13/2010 11:15:22 AM
Aberdeen	$300.00	$300.00	1/13/2010 11:21:53 AM
bondhedger	$25.00	$25.00	1/13/2010 11:21:55 AM
lucrative-loan	$25.00	$25.00	1/11/2010 6:06:31 PM
DasMula	$25.00	$25.00	1/11/2010 8:39:40 PM
Jasmel	$300.00	$91.85	1/12/2010 6:22:11 AM
Flying_Tilapia	$25.00	$25.00	1/12/2010 9:08:30 AM
twjh	$25.00	$25.00	1/13/2010 11:29:31 AM
DenimCapital	$100.00	$100.00	1/13/2010 1:15:39 PM
CoolPlexer	$35.56	$35.56	1/13/2010 5:13:42 PM
five-star-note	$100.00	$100.00	1/13/2010 7:23:03 PM
15 bids